SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

4001 Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com

———————————

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To be Held May 7, 2014
11:00 a.m. (local time)

———————————

To the Stockholders of Windstream Holdings, Inc.:

     Notice Is Hereby Given That the 2014 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (“Windstream”) will be held at the Capital Hotel, 111 West Markham, Little Rock, Arkansas 72201, on Wednesday, May 7, 2014 at 11:00 a.m. (local time) for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect nine directors to serve until the 2015 annual meeting of stockholders or until successors are duly elected or until their earlier removal, resignation, or death;

2.	To vote a non-binding advisory resolution on executive compensation;

3.	To approve an amendment to the Windstream Equity Incentive Plan to increase the authorized shares by 15,000,000 shares and to re-approve the Plan’s performance goals;

4.	To approve an amendment to the Certificate of Incorporation of Windstream Corporation to eliminate certain voting provisions;

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to enable stockholders to call special meetings of stockholders under certain circumstances;

6.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to eliminate super-majority voting provisions;

7.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2014;

8.	To consider two stockholder proposals, if properly presented at the Annual Meeting; and

9.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     Only holders of Common Stock of record at the close of business on March 13, 2014 are entitled to notice of, to attend and to vote at the Annual Meeting or at any adjournment or postponement thereof.

     Beginning on March 25, 2014, we began mailing to many of our stockholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our Annual Meeting materials, including our Proxy Statement and Annual Report on Form 10-K, and to vote online. The notice also includes instructions on obtaining a paper copy of the Annual Meeting materials. All stockholders who do not receive such a notice will receive a full set of Annual Meeting materials in printed form by mail or electronically by e-mail.

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     You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

     YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST two important corporate governance proposals (see Proposal Nos. 5 and 6).

By Order of the Board of Directors,

John P. Fletcher
Secretary
Little Rock, Arkansas
March 25, 2014

Important notice regarding the availability of proxy materials for the 2014 Annual Meeting of Stockholders to be held on May 7, 2014: Windstream’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2013 are also available at www.windstream.com.

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PROXY SUMMARY

     This summary highlights information contained elsewhere in this proxy statement, but does not contain all of the information you should consider before voting your shares. For more complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2013 performance, please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

STOCKHOLDER FORUM

     You can access these materials and vote by accessing our online stockholder forum at www.theinvestornetwork.com/forum/win. To access the forum, you must have your control number, which can be found on your notice, proxy card or voting instruction form.

INFORMATION ABOUT OUR 2014 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 7, 2014 at 11:00 a.m. (local time)

Place:	Capital Hotel, 111 West Markham, Little Rock, Arkansas

Record Date:	March 13, 2014

Voting:	Stockholders of our common stock at the close of business on the Record Date may vote at the Annual Meeting.

ADVANCE VOTING

     Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods. You can vote in advance in one of three ways:

  Visit the website listed on your proxy card/voting instruction form to vote online.

  Call the telephone number on your proxy card/voting instruction form to vote by telephone.

  Sign, date and return your proxy card/voting instruction form in the enclosed envelope by mail.

PROPOSALS AND VOTING RECOMMENDATIONS

		Board	Votes Required	Page
Proposal		Recommendation	for Approval	#
1.	Election of nine directors	FOR	Majority of votes cast	16

2.	Advisory vote on executive compensation	FOR	Majority of votes cast	47

3.	Increase authorized shares for equity incentive plan	FOR	Majority of votes cast	48
	and re-approve plan’s performance goals

4.	Amendment to eliminate certain voting provisions	FOR	Majority of shares issued	58
			and outstanding

5.	Amendments to enable stockholders to call	FOR	66 2/3% of shares issued	59
	special meetings		and outstanding

6.	Amendments to eliminate super-majority	FOR	66 2/3% of shares issued	61
	voting provisions		and outstanding

7.	Ratification of appointment of independent accountant	FOR	Majority of votes cast	63

8.	Stockholder proposal: “Prohibition of Accelerated	AGAINST	Majority of votes cast	65
	Vesting of Equity Awards”

9.	Stockholder proposal: “Right to Act by	AGAINST	Majority of votes cast	67
	Written Consent”

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DIRECTOR NOMINEES (page 16)

     The following table contains information about the nine candidates who have been nominated for election to our board of directors. Each nominee is currently a director of Windstream.

Name	Age	Director Since	Independent	Audit Committee	Governance Committee	Compensation Committee
Carol B. Armitage	56	2007	Yes	✓	✓ C
Samuel E. Beall, III	63	2006	Yes			✓ C, S
Dennis E. Foster	73	2006	Yes			✓ S
Francis X. (“Skip”) Frantz	60	2006	Yes	✓ C, FE
Jeffery R. Gardner	54	2006	No
Jeffrey T. Hinson, Chairman	59	2006	Yes
Judy K. Jones	70	2006	Yes	✓ FE	✓
William A. Montgomery	65	2006	Yes		✓	✓ S
Alan L. Wells	54	2010	Yes	✓ FE		✓

C – Chairperson	FE – Audit Committee Financial Expert	S – Member of 162(m) Subcommittee

GOVERNANCE HIGHLIGHTS

     Windstream is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board of Directors and management accountability, and helps build public trust in Windstream. Highlights include:

  8 out of 9 director nominees are independent

  Roles of Chairman and CEO are separate

  Independent Chairman

  Director resignation policy for directors who fail to receive majority of votes cast

     We are responsive to stockholder concerns. Based on stockholder approval of a proposal in 2013, we implemented “majority of votes cast” as our general voting standard and have recommended Proposal No. 6 to eliminate “super-majority voting” requirements. In an effort to ensure stockholder approval of this Proposal No. 6, we have implemented measures to increase voter participation including an interactive stockholder forum and stratified distribution of proxy materials by delivering “full set” voting materials to our larger stockholders.

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REPORTED COMPENSATION VERSUS PAY ACTUALLY REALIZED

     The accompanying graph illustrates the difference between reported compensation in the 2013 Summary Compensation Table (page 34) and the pay actually realized by our President and Chief Executive Officer in 2013. We believe this supplemental information is helpful since a substantial portion of reported compensation is an incentive for future performance and realizable only if Windstream meets or exceeds the applicable performance measures. As demonstrated below, the value actually realized can differ significantly from the amounts shown in the 2013 Summary Compensation Table.

____________________

1	Total reported compensation is defined as total compensation as reported in the 2013 Summary Compensation Table, which reflects potential compensation from equity awards.

2	Total realized compensation is defined as salary paid, incentive plan compensation received and All Other Compensation as reported in the 2013 Summary Compensation Table, plus the value of equity awards that vested during 2013.

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2013 EXECUTIVE COMPENSATION (PAGE 24)

     Our compensation objectives are to pay for performance, align management’s interests with those of our stockholders, and attract and retain key executives. Highlights of our compensation practices include:

What We Do:

✓	Link pay to performance
✓	Employ a clawback policy
✓	Provide only modest perquisites
✓	Maintain robust stock ownership guidelines
✓	Utilize independent compensation consultant
✓	Provide reasonable post-employment and change in control benefits
✓	Regularly evaluate equity plan overhang levels and run rates

What We Don’t Do:

×	No excise tax gross-ups in any circumstance
×	No hedging transactions for directors and executive officers
×	No repricings of options without stockholder approval
×	No special perquisites for former executives
×	No top hat plan
×	No dividends on unvested performance-based restricted stock

How Pay Is Tied to Company Performance (page 24)

     Our executive compensation program is designed to provide a high correlation between pay and performance, align management’s interests with the long-term interests of Windstream’s stockholders, and provide competitive compensation and incentives to attract and retain key executives.

     The Compensation Committee believes that Adjusted Operating Income Before Depreciation and Amortization (Adjusted OIBDA) is the key measure of profitability that ensures our ability to generate solid and sustainable cash flow over the long-term, so the Committee includes it as a key performance objective for both our short-term and long-term incentive plans.

     The short-term incentive plan also includes a Revenue objective because it is a strong indicator of Windstream’s year-over-year performance and overall financial condition, and a payout ratio objective to strengthen the focus on cash flow to fund Windstream’s capital allocation strategy.

     Finally, our Named Executive Officers are eligible for bonus equity awards if Windstream’s Total Shareholder Return is in the top 25 percent of the S&P 500 during the vesting period.

     Consistent with our historical compensation practices, our fiscal 2013 executive compensation program, which is discussed in detail in this Proxy Statement under the section titled “Compensation Discussion and Analysis,” featured the following attributes:

Base Salary	There was no change in Mr. Gardner or any NEO’s base salary for 2013.

Annual Incentive	The amount awarded to Mr. Gardner for 2013 decreased from the prior year (page 28) due to Windstream’s Adjusted OIBDA and Revenue performance.

Long-Term Equity Compensation

The Compensation Committee held 2013 equity awards flat from 2012. Performance-based long-term equity compensation represents a significant portion of Mr. Gardner’s pay, and the Compensation Committee believes this element is directly aligned with the interests of our stockholders. (page 29)

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2013 Company Performance

Revenue Performance

During 2013, Windstream delivered $6.0 billion in total annual revenue, representing a decline of 2.5% year over year. As we continue to increase the proportion of our revenues coming from strategic growth areas, we expect to improve revenue trends.

Adjusted OIBDA Performance

During 2013, Windstream generated $2.3 billion in Adjusted OIBDA. Disciplined cost management has enabled us to maintain steady margins as we have realigned our business in growth segments of the market.

Free Cash Flow Payout

During 2013, Windstream generated $891 million in adjusted free cash flow, equating to a payout ratio of 67%.

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4001 Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_______________________

PROXY STATEMENT
_______________________

Why am I receiving Windstream’s Annual Meeting materials?

     Windstream Holdings, Inc. (“Windstream” or the “Company”) delivered these materials to you in connection with Windstream’s solicitation of proxies for use at the 2014 annual meeting of stockholders (the “Annual Meeting”) to be held on May 7, 2014 at 11:00 a.m. (local time), and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to stockholders on March 25, 2014. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”). The Annual Meeting will be held at the Capital Hotel, 111 West Markham, Little Rock, Arkansas 72201.

Why did I receive a notice of online availability of proxy materials instead of a full set of Windstream’s Annual Meeting materials, or vice versa?

     In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing online access to Windstream’s Annual Meeting materials over the Internet to many of our stockholders (other than those who previously requested electronic or paper delivery or to whom we have elected to furnish a full set of materials). We mailed to these stockholders a notice of online availability of proxy materials containing instructions on how to access our Annual Meeting materials, including this Proxy Statement and our annual report, and to vote online, as well as instructions on obtaining a paper copy of the materials, including a proxy card. The notice also instructs stockholders on how to request delivery of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. All stockholders who did not receive this notice will receive a full set of the Annual Meeting materials in printed form by mail or electronically by e-mail.

What is included in Windstream’s Annual Meeting materials?

     Windstream’s Annual Meeting materials include:

  This Proxy Statement for the Annual Meeting;

  Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report”); and

  If you received a full set of Windstream’s Annual Meeting materials, the proxy card or, if you are a beneficial owner of shares held in street name, a voting instruction form.

What items will be voted on at the Annual Meeting?

     Stockholders will vote on nine items at the Annual Meeting as summarized in the Notice for the Annual Meeting.

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Who may vote at the Annual Meeting?

     Each share of Windstream’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 13, 2014 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 602,692,755 shares of Windstream’s common stock issued and outstanding.

How can I access the stockholder forum?

     Stockholders may access our stockholder forum at www.theinvestornetwork.com/forum/win. The forum provides validated stockholders the ability to learn more about our Company and submit questions in advance of the Annual Meeting of Stockholders. Stockholders may also view Windstream’s proxy materials, vote online, and access the live webcast of the meeting through the stockholder forum. To access the forum, you must have your control number available, which can be found on your notice or proxy card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

     Stockholder of Record. If your shares are registered directly in your name with Windstream’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Windstream.

     Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

If I am a stockholder of record of the Company’s shares, how do I vote?

     If you are a stockholder of record, there are four ways to vote:

  In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

  Via Online. You may vote online by proxy via the Internet by following the instructions provided in the proxy card, the notice of availability of proxy materials, or by following the instructions at our stockholder forum at www.theinvestornetwork.com/forum/win.

  By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

  By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

     If you are a beneficial owner of shares held in street name, there are four ways to vote:

  In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

  Online. You may vote online by proxy via the Internet by following the instructions provided in the voting instruction form, the notice of online availability of proxy materials, or by following the instructions at our stockholder forum at www.theinvestornetwork.com/forum/win.

  By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form.

  By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.
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What is the quorum requirement for the Annual Meeting?

     The holders of a majority of the outstanding shares of Common Stock entitled to vote must be present in person or represented by proxy to hold the Annual Meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

  Are entitled to vote and you are present in person or by proxy at the Annual Meeting; or

  Have properly voted online, by telephone or by submitting a proxy card or voting instruction form by mail.

     If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

     All shares represented by valid proxies received prior to the Annual Meeting will be voted by the proxies named therein and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

     Stockholders of Record. If you are a stockholder of record and you:

  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

  Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders on the proxy card will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

     Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

     The ratification of the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2014 (Proposal No. 7) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 7. All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with all proposals other than Proposal No. 7.

What is the voting requirement to approve each of the proposals?

     Election of Directors. Windstream’s Bylaws require that, in an uncontested election, each director be elected by the affirmative vote of a majority of the votes cast for his or her election. In other words, election of a director nominee requires that the number of shares voted “for” his or her election must exceed the number of votes cast “against” such election. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the election of directors will be decided by a plurality voting standard, under which the nominees who receive the greatest number of votes cast for their election would be elected as directors. The 2014 election has been determined to be an uncontested election, and the majority-of-votes-cast standard will apply.

     If a nominee who is presently serving as a director is not elected at an annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director

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fails to be elected by a majority of the votes cast. In that situation, the Governance Committee of the Board of Directors would consider the director’s tendered resignation and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation within 90 days from the date the election results are certified and then publicly disclose its decision and the rationale behind it. If a nominee who was not already serving as a director fails to receive a majority of votes cast at an annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” All director nominees nominated by the Board for election at the Annual Meeting are currently serving on the Board.

     Other Matters. The stockholder vote required to approve each of the other proposals is set forth below.

Votes Required
	Proposal	for Approval
2.	Advisory vote on executive compensation	Majority of votes cast
3.	Increase authorized shares for equity incentive plan and re-approve plan’s	Majority of votes cast
performance goals
4.	Amendment to eliminate certain voting provisions	Majority of shares issued
and outstanding
5.	Amendments to enable stockholders to call special meetings	66 2/3% of shares issued
and outstanding
6.	Amendments to eliminate super-majority voting provisions	66 2/3% of shares issued
and outstanding
7.	Ratification of appointment of independent accountant	Majority of votes cast
8-9.	Stockholder proposals	Majority of votes cast

How are broker non-votes and abstentions treated?

     Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Broker
	Proposal	Non-Votes	Abstentions
1.	Election of directors	No effect	No effect
2.	Advisory vote on executive compensation	No effect	No effect
3.	Increase authorized shares for equity incentive plan and re-approve plan’s	No effect	No effect
performance goals
4.	Amendment to eliminate certain voting provisions	Vote against	Vote against
5.	Amendments to enable stockholders to call special meetings	Vote against	Vote against
6.	Amendments to eliminate super-majority voting provisions	Vote against	Vote against
7.	Ratification of appointment of independent accountant	Not	No effect
Applicable
8-9.	Stockholder proposals	No effect	No effect

     As noted above, broker non-votes and abstentions will have no effect on certain of the proposals presented in this Proxy Statement because broker non-votes and abstentions are not considered “votes cast” under the Company’s new “majority of votes cast” approval standard, which was implemented by the Board in response to the “simple majority vote” stockholder proposal approved at the 2013 Annual Meeting of Stockholders. Approval of each of these proposals will require that the number of shares voted “for” the proposal exceed the number of votes “against” it. While stockholders retain the ability to abstain from voting under the new voting standard, the abstentions will no longer affect the outcome of voting items to which the new standard applies. This treatment of abstentions is a significant departure from the treatment of abstentions under the Company’s former general voting standard. Under the former voting standard, which required for approval of a proposal the affirmative vote of a majority of shares present and entitled to vote on the proposal, an abstention had the effect of a vote against the proposal. As a result of this change, while there may be instances in which a stockholder will wish to abstain, we encourage all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

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Can I change my vote after I have voted?

     You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary prior to the Annual Meeting.

Is my vote important?

     Yes. The agenda for this Annual Meeting contains two important corporate governance proposals (Proposals No. 5 and 6) which require the affirmative vote of 66 2/3% of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these important proposals.

BOARD AND BOARD COMMITTEE MATTERS

     The number of directors that serve on the Windstream Board of Directors is currently set at nine and may be fixed from time to time in the manner provided in Windstream’s Bylaws. Our Board currently consists of: Carol B. Armitage, Samuel E. Beall, III, Dennis E. Foster, Francis X. (“Skip”) Frantz, Jeffery R. Gardner, Jeffrey T. Hinson, Judy K. Jones, William A. Montgomery and Alan L. Wells. Each director was elected at the 2013 Annual Meeting of Stockholders.

     Independence. The Windstream Board of Directors has affirmatively determined that all directors, except Mr. Jeffery R. Gardner, are independent directors under NASDAQ listing standards. Each of the director nominees was elected at the 2013 Annual Meeting of Stockholders.

     Categorical Standards. The Board has adopted categorical standards for use in determining whether any relationship between a director and Windstream is a material relationship that would impair the director’s independence. Specifically, the Board has determined that one or more relationships between a director and Windstream during the past three fiscal years will not constitute a material relationship that would interfere with the director’s exercise of independent judgment if each such relationship falls within one or more of the following categorical standards:

(1)

The director, or one or more members of the director’s immediate family, purchased services or products from Windstream in the ordinary course of business and on terms generally available to employees or customers;

(2)

The director, or one or more members of the director’s immediate family, was either a director of an entity or owned five percent or less of an entity, or both, that has a business relationship with Windstream, as long as the director or immediate family member was not an executive officer or employee of such entity;

(3)

The director or one or more members of the director’s immediate family was a director or trustee of an entity that had a charitable relationship with Windstream and that made payments to, or received payments from, Windstream in any fiscal year in an amount representing less than $100,000 for the year in question;

(4)

The director or a member of the director’s immediate family was a partner, controlling stockholder, executive officer or employee of an entity that made payments to, or received payments from, Windstream in any year in question that account for less than $200,000 or, if greater, five percent of the recipient’s consolidated gross revenues for the year in question.

     Leadership Structure. Since the inception of Windstream, the positions of Chief Executive Officer and Chairman have been held by separate individuals. Mr. Gardner has served as Windstream’s CEO since 2006 and Mr. Hinson is the current Chairman of the Board. The Board of Directors believes its current board leadership structure improves the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management to serve in the role of Chairman, which ensures a

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significant role for independent directors in the leadership of Windstream. Having an independent Chairman also simplifies Windstream’s corporate governance structure by allowing the Chairman to convene executive sessions with independent directors.

     Board Meetings. During 2013, there were thirteen meetings of Windstream’s Board. All of the directors attended 75% or more of the meetings of the Windstream Board of Directors and Board committees on which they served during the periods in which they served. Directors are expected to attend each annual meeting of stockholders. Each director attended the 2013 Annual Meeting of Stockholders.

     Executive Sessions. The Windstream Corporate Governance Board Guidelines specify that the independent directors of the Board must meet at regularly scheduled executive sessions without management and that an independent director, or the Lead Director, selected from time to time by the independent directors shall preside at executive sessions of independent directors. The Windstream Board of Directors has designated Mr. Hinson to serve as the Lead Director. During 2013, executive sessions of the independent directors generally occurred at the end of each regular meeting of the Board.

     Board Committees. The standing committees of the Windstream Board of Directors are the Audit Committee, Compensation Committee and the Governance Committee. Each of the Audit, Compensation and Governance Committees has a written charter and is comprised entirely of directors who the Board has determined are independent under the applicable NASDAQ listing standards. A brief description of the functions of the Audit, Compensation and Governance Committees is set forth below.

     Audit Committee. The Audit Committee held seven meetings during 2013. The Audit Committee assists the Windstream Board of Directors in overseeing Windstream’s consolidated financial statements and financial reporting process, disclosure controls and procedures and systems of internal accounting and financial controls, independent accountant’s engagement, performance, independence and qualifications, internal audit function, and legal and regulatory compliance and ethics programs as established by Windstream management and the Board of Directors. The members of the Audit Committee are Mr. Frantz, as Chairman, Mses. Armitage and Jones and Mr. Wells. The Windstream Board of Directors has determined that each of Messrs. Frantz and Wells and Ms. Jones is an “audit committee financial expert,” as defined by the rules of the SEC.

     Compensation Committee. The Compensation Committee held five meetings during 2013. The Compensation Committee assists the Windstream Board of Directors in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. For more information regarding the Compensation Committee, see “Management Compensation – Compensation Discussion and Analysis.” The members of the Compensation Committee are Messrs. Beall, as Chairman, Foster, Montgomery and Wells. The Compensation Committee has established a subcommittee (which we refer to as the 162(m) Subcommittee) and delegated to that subcommittee authority to issue equity awards and to determine other qualified performance-based compensation for our CEO, CFO and three other most highly compensated employees whose compensation is required to be reported to our stockholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 162(m) Subcommittee is comprised of Messrs. Beall, Foster and Montgomery, who are “outside directors” under IRS regulations.

     Governance Committee. The Governance Committee held four meetings during 2013. The Governance Committee is comprised of Ms. Armitage, as Chair, Ms. Jones and Mr. Montgomery. The Governance Committee oversees Windstream’s director nomination and screening process, succession planning for the Chief Executive Officer position, the annual self-evaluation of the Board and each Board committee, compliance with Windstream’s related party transaction policy and stock ownership guidelines, and spending on political activities by Windstream. On an annual basis, the Governance Committee reviews and assesses Windstream’s Corporate Governance Board Guidelines and recommends any proposed changes to the Board of Directors for approval.

     The Governance Committee identifies individuals qualified to become members of the Windstream Board of Directors and recommends director nominees to the Board for each annual meeting of stockholders. The Governance Committee identifies candidates through various methods, including recommendation from directors, management, and stockholders. The Governance Committee has the sole authority to retain and terminate search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. The Governance

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Committee periodically reviews with the Chairman and the Chief Executive Officer the appropriate skills and characteristics required of Board members in the context of the composition of the Board and an assessment of the needs of the Board from time to time. The Governance Committee considers applicable Board and Board committee independence requirements imposed by Windstream’s Corporate Governance Board Guidelines, NASDAQ listing standards, and applicable law. The Governance Committee also considers, on a case-by-case basis, the number of other boards and board committees on which a director candidate serves. The Governance Committee seeks candidates who evidence personal characteristics of high personal and professional integrity; intelligence and independent judgment; broad training and experience at the policy-making level in business; strong interpersonal and communication skills; demonstrated ability to solve problems and to build consensus among diverse viewpoints; a commitment to serve on the Board over a period of several years to develop knowledge about Windstream, its strategy, and its principal operations; a willingness to evaluate management performance objectively; and the absence of activities or interests that could conflict with the director’s responsibilities to Windstream. The Governance Committee does not have a formal policy on diversity with regard to consideration of director nominees, but the Governance Committee considers diversity in its selection of nominees and seeks to have a board that reflects a diverse range of views, backgrounds and experience.

     The Governance Committee will consider director candidates recommended by stockholders. To qualify for such consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in “Stockholder Communications.” The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Committee intends to evaluate stockholder recommendations in the same manner as it evaluates director candidates recommended by other sources.

     Compensation Committee Interlocks and Insider Participation. During 2013, the Compensation Committee consisted of Messrs. Beall (Chairman), Foster, Montgomery and Wells. No member of the Compensation Committee serving during 2013 had any relationship requiring disclosure under the section titled “Relationships and Certain Transactions” in this Proxy Statement. During 2013, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors.

     Risk Oversight. Management of Windstream has the primary responsibility for managing the risks facing the Company, subject to the oversight of the Board of Directors (“Board”). Each Committee assists the Board in discharging its risk oversight role by performing the subject matter responsibilities outlined above in the description of each Committee. The Board retains full oversight responsibility for all subject matters not assigned to Committees including risks presented by business strategy, competition, regulation, general industry trends including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board supplements its ability to discharge its risk oversight role by receiving and reviewing a report on the results of an annual risk assessment of Windstream as prepared by the Internal Audit Department. This report is used primarily to assist Internal Audit in determining the nature and scope of its annual audit plan, subject to the review and approval of the Audit Committee. Internal Audit prepares the risk assessment by conducting interviews and surveys with Windstream’s management and other analysis to identify individual process level, Company-wide and industry risks. A summary of the top risks identified by this assessment process is presented to the Audit Committee and the Board at least annually.

     The Board’s discharge of its risk oversight role has not specifically affected the Board’s leadership structure discussed above. Rather, in establishing the current leadership structure of the Board of Directors, risk oversight was one factor among many considered. The Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.

     With respect to compensation matters, the Compensation Committee has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on Windstream. To the extent that Windstream’s compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate against the potential impact of any such misalignment. These

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compensating controls include strong internal controls over financial reporting, robust stock ownership guidelines, a clawback policy for senior executives, and a three-year vesting cycle for equity-based compensation. The result is a strong alignment between the interests of management and stockholders.

     Corporate Governance Documents. Windstream’s Corporate Governance Board Guidelines, its code of ethics policy entitled “Working With Integrity,” and the charters for the Audit, Compensation and Governance Committees are available on the Investor Relations page of our website at www.windstream.com/investors. Copies of each of these documents are also available to stockholders who submit a request to Windstream Holdings, Inc., ATTN: Investor Relations, 4001 Rodney Parham Road, Little Rock, AR 72212.

     Stockholder Communications. Stockholders and other interested parties may contact the Chairman of the Board, a Board Committee or the non-management directors of the Windstream Board of Directors by writing to Windstream Holdings, Inc., ATTN: Chairman of the Board, the Board Committee or Non-Management Directors, c/o Corporate Secretary, 4001 Rodney Parham Road, Little Rock, AR 72212.

     Compensation of Directors. In February 2013, the Windstream Board modified the director compensation program to (1) eliminate meeting fees and to increase the annual cash retainer from $60,000 to $85,000 in light of this change, (2) increase the amount of the annual grant of restricted stock from $80,000 to $100,000, and (3) increase the amount of annual retainer fees for the Committee Chairmen. The Compensation Committee reviewed the results of Pearl Meyer’s outside directory compensation study and made the changes to remain consistent with other industry and peer group compensation structures. The new structure keeps average total compensation consistent with the 25th percentile of market. The restricted shares granted to non-employee directors vest if the grantee continues to serve on the Board for the period beginning on the date of grant and ending on February 15 of the following year or earlier, if the grantee dies or becomes permanently disabled while serving on the Board or a change of control of Windstream occurs. In addition, in 2013, the chairman of the Audit, Governance and Compensation Committee received an annual cash retainer of $30,000, $22,000 and $22,000, respectively, and the remaining members of the Audit, Governance and Compensation Committee received an annual cash retainer of $15,000, $10,000 and $10,000 respectively. The Board Chairman received an additional annual cash retainer of $100,000. All non-employee directors have the option to elect to receive any cash retainer in the form of Windstream Common Stock.

     Board members receive pro-rated amounts of the annual cash retainer and the annual restricted stock grant for the portion of the first year in which they are appointed or elected to serve as a Board member or Committee Chair.

     The following table shows the compensation paid to the non-employee directors of the Windstream Board during 2013:

			Change in Pension
			Value and Non-
			Qualified Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash	Stock Awards	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($) (2)	($)
Carol B. Armitage	136,000	99,993	N/A	308	236,301
Samuel E. Beall, III	115,000	99,993	N/A	308	215,301
Dennis E. Foster	151,000	99,993	N/A	308	251,301
Francis X. (“Skip”) Frantz	127,000	99,993	— (3)	308	227,301
Jeffrey T. Hinson	227,000	99,993	N/A	308	327,301
Judy K. Jones	124,000	99,993	N/A	308	224,301
William A. Montgomery	111,000	99,993	N/A	308	211,301
Alan L. Wells	118,000	99,993	N/A	308	218,301

(1)	All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing price per share of Windstream Common Stock on the date of grant of the restricted stock, computed in accordance with FASB ASC topic 718.

(2)	Amount is for travel insurance available for all directors.

(3)	The pension value for the Windstream Pension Plan and Benefit Restoration Plan decreased $293,607 combined due to commencement of payments in 2013.
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PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Board, upon the recommendation of the Governance Committee, has nominated the nine current members of the Board to stand for re-election at the Annual Meeting. Each nominee elected will serve until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier removal, resignation or death.

     Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nine nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy.

     Set forth below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each person to serve on Windstream’s Board of Directors.

     Carol B. Armitage, age 56, has served as a director of Windstream since September 2007, is Chair of the Governance Committee and is a member of the Audit Committee. Ms. Armitage has served as a telecommunications consultant since 1998. From 1995 to 1997 she served as Senior Vice President, Technology and Strategy at General Instrument. Prior to 1995 she held various management and engineering positions during sixteen years of service with Bell Laboratories and Network Systems (which later became Lucent). Since 2000, Ms. Armitage has served and held various leadership positions on the board of directors of SCALA, Inc., a provider of digital signage and advertising management solutions. From March 2010 to March 2012, Ms. Armitage served as Chairman of SCALA, Inc. From 2000 until February 2010, and again starting in March 2012, she served as Vice Chairman. From 2002 to 2004, Ms. Armitage served as Chairman of the Board and was on the Audit Committee of YDI Wireless (now known as Proxim Wireless Corporation), then a public company engaged in the development and provision of wireless fiber technologies.

     Ms. Armitage’s qualifications for election to the Board include her extensive knowledge of technologies impacting the communications industry based on her deep industry experience and her educational training including an M.S. in electrical engineering from Princeton University. Her service on the boards of other companies has given her additional experience in strategic planning, financial reporting, and mergers and acquisitions.

     Samuel E. Beall, III, age 63, has served as a director of Windstream since November 2006 and is Chairman of the Compensation Committee. Mr. Beall is a principal in Beall Investments LLC, a private investment company. Mr. Beall served as Chairman of the Board and Chief Executive Officer of Ruby Tuesday, Inc., a New York Stock Exchange listed company that owns and operates casual dining restaurants under the Ruby Tuesday brand, from May 1995 to June 2012, and as President of Ruby Tuesday, Inc. from July 2004 until June 2012.

     Mr. Beall’s qualifications for election to the Board include his experience as the chief executive officer of a public company, which provides him the ability to understand and address Windstream’s challenges and opportunities as a public company. As a former chief executive officer of a public company and a director of several private businesses, he has insight on managing complex business operations, overseeing business risk, designing compensation programs that motivate people, and developing national advertising campaigns.

     Dennis E. Foster, age 73, has served as a director of Windstream since July 2006, and is a member of the Compensation Committee. From February 2010 to May 2013, he served as Chairman of the Board, and from July 2006 to February 2010, he served as Lead Director. Mr. Foster is a principal in Foster Thoroughbred Investments (thoroughbred racing, breeding and training operations) in Cle Elum, Washington, which he joined in June 1995. Mr. Foster served as a director of Alltel Corporation from 1998 through 2006. Prior to his retirement in 2000, Mr. Foster held a number of leadership positions in the telecommunications industry, including President and Chief Executive Officer of 360° Communications and Senior Vice President of the Local Telecommunications Division of Sprint Corporation, and he has over 40 years of experience in the telecommunications industry.

     Mr. Foster’s qualifications for election to the Board include his ability to provide the insight and perspectives of a successful and long-serving senior executive in the telecommunications industry. Having formerly served as president and chief executive officer of a telecommunications company, he has insight on managing people, overseeing

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business risk and understanding financial statements. As a result of past service as Chairman of the Windstream Board and its Governance Committee, current service on Windstream’s Compensation Committee, and prior service as a director of other public companies (including service as chairman of the compensation and audit committees of such companies), Mr. Foster also has particular experience with corporate governance issues, as well as the capital markets, the challenges of financing in the current economy, and the merger and acquisitions environment.

     Francis X. (“Skip”) Frantz, age 60, has served as a director of Windstream since 2006 and serves as Chairman of the Audit Committee. From July 2006 to February 2010, he served as Chairman of the Windstream Board. Mr. Frantz has served as Chairman of Central Bank (a community bank in Little Rock, Arkansas) since February 2007, and also serves as a director of a number of other privately held companies. Prior to January 2006, Mr. Frantz was Executive Vice President-External Affairs, General Counsel and Secretary of Alltel Corporation. Mr. Frantz joined Alltel in 1990 as Senior Vice President and General Counsel and was appointed Secretary in January 1992 and Executive Vice President in July 1998. While with Alltel, he was responsible for Alltel’s mergers and acquisitions negotiations, wholesale services group, federal and state government and external affairs, corporate communications, administrative services, and corporate governance, in addition to serving as Alltel’s chief legal officer. Mr. Frantz served as the 2006 and 2007 Chairman of the Board and of the Executive Committee of the United States Telecom Association.

     Mr. Frantz’s qualifications for election to the Board include his ability to provide insight and perspective on a wide range of issues facing business enterprises based on his long tenure as a senior executive in the telecommunications industry. Mr. Frantz’s over 15-year career as a senior telecom executive in various capacities provides him with a thorough understanding of all aspects of Windstream’s business, and his service as a director and Chairman of the United States Telecom Association provides Mr. Frantz with additional experience and insight in telecommunications policy and regulation. Through his current involvement with a number of private companies and his prior role as Chairman of Windstream and, before that, as a senior executive at Alltel Corporation, Mr. Frantz has extensive experience in corporate governance, mergers and acquisitions, risk management, government policy and regulation, and capital market transactions, in addition to the specific aspects of the telecom industry. Based on his role as a director of various private commercial businesses, including serving as chairman of a regulated commercial bank, his service on the Windstream Audit Committee and prior service as an executive officer at Alltel, the Windstream Board has determined that Mr. Frantz qualifies as an “audit committee financial expert,” as defined by the rules of the SEC.

     Jeffery R. Gardner, age 54, is President and Chief Executive Officer of Windstream. Mr. Gardner was appointed to his current position in December 2005, and he has served as a director of Windstream since its formation in 2006. He previously served as executive vice president and chief financial officer of Alltel Corporation. He joined Alltel in 1998 when it merged with 360° Communications.

     Mr. Gardner serves on the board of directors of RF Micro Devices, Inc., Arkansas Children’s Hospital, Darlington School, and Loras College. He serves as Chairman of the Arkansas Research Alliance and as Chairman of the advisory board for the University of Arkansas for Medical Sciences (UAMS) Center for Distance Health. He also serves on the foundation board at UAMS. From 2012 to 2013, he served as Chairman of the United States Telecom Association. Mr. Gardner was named a national finalist for the Ernst & Young LLP Entrepreneur of the Year 2010® Award in telecommunications. Mr. Gardner earned a degree in finance from Purdue University and an MBA from William and Mary and is a certified public accountant.

     The Board believes it is important that Windstream’s Chief Executive Officer serve on the Board, as the position of Chief Executive Officer puts Mr. Gardner in a unique position to understand the challenges and issues facing Windstream. Mr. Gardner’s qualifications for election to the Board include the same demonstrated leadership skills and experience that qualify him to serve as Chief Executive Officer of Windstream. Mr. Gardner has worked in the telecommunications industry for more than 25 years and is executing a focused strategy to transform Windstream into the premier enterprise communications and service provider in the United States and to create value for its stockholders. Under his leadership, Windstream has completed nine acquisitions since its spin-off from Alltel in 2006, adding more than $4 billion in revenue and creating approximately $300 million in operating and capital synergies. Mr. Gardner’s service on the boards of another public company and several non-profit organizations also provides him with a broad perspective on the challenges and opportunities facing Windstream and the communities it serves.

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     Jeffrey T. Hinson, age 59, has served as a director of Windstream since its formation in 2006 and has served as Chairman of the Board since May 2013. Mr. Hinson served as a member of the Audit Committee from 2006 to May 2013 and served as Chairman of the Audit Committee from May 2010 to May 2013. Mr. Hinson has been the President of YouPlus Media LLC, a video content marketing firm, since 2009. From July 2007 to July 2009, Mr. Hinson served as the President and Chief Executive Officer and a member of the board of directors of Border Media Partners, LLC, a Hispanic-focused radio broadcasting company. Mr. Hinson previously served in a number of roles at Univision Communications Inc., a Spanish language media company, including as Executive Vice President and Chief Financial Officer from March 2004 to June 2005 and as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004. From 1997 to 2003, Mr. Hinson served as Senior Vice President and Chief Financial Officer of Hispanic Broadcasting Corporation, which was acquired by Univision Communications in 2003 and became Univision Radio. Since 2005, Mr. Hinson has been a director and Chairman of the Audit Committee of Live Nation Entertainment, Inc. (NYSE: LYV), a global entertainment company that promotes live music events, operates music venues, sells tickets to entertainment and sporting events, and provides management services to music recording artists. He also serves as a director, as Chairman of the Audit Committee, and on the Strategy Committee of TiVo, Inc., a provider of subscription-based DVR services and interactive video advertising. He is also a director, Audit Committee member and Chairman of the Nominating and Governance Committee of Ares Commercial Real Estate Corporation (NYSE: ACRE), a specialty finance company focused on originating, investing in and managing middle-market commercial real estate loans and investments.

     Mr. Hinson’s qualifications for election to the Board include his professional background and experience, his previously held senior-executive level positions for two public companies, his service on other public company boards, and his financial expertise. His service on the board of other public companies in diverse industries gives him unique insight to corporate governance matters affecting public companies and also allows him to offer a broad perspective on the challenges and opportunities facing Windstream.

     Judy K. Jones, age 70, has served as a director of Windstream since its formation in 2006. Ms. Jones serves as a member of the Audit Committee and the Governance Committee. She is currently a member of the board of directors of Lovelace Respiratory Research Institute (LRRI) and of the Mind Research Network, a wholly-owned not-for-profit subsidiary of LRRI. She held various senior administrative positions at the University of New Mexico from 1988 to 2006, including Vice President for Advancement, Associate Vice President for Strategic Initiatives (Health Sciences Center) and Chief of Staff to the President of the University. She also held senior administrative positions with New Mexico state government and is a former management consultant serving public sector clients for a major national accounting firm.

     Ms. Jones’ qualifications for election to the Board include her expertise in financial accounting matters. Through her prior experience as a senior executive at a state university and in state government and on the boards of non-profit institutions, Ms. Jones has experience in reviewing and evaluating financial statements, financial budgets and forecasts, investment portfolios of public endowments, and other public finance matters. The Windstream Board has determined that Ms. Jones qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Her broad state government and higher education experience also allows her to offer insights and perspectives on government policy, structure and operations, public relations and marketing issues, the needs of higher education and government entities (which are an important customer segment for Windstream), and information technology and strategic planning.

     William A. Montgomery, age 65, has served as a director of Windstream since its formation in 2006 and is a member of the Compensation Committee and the Governance Committee. From 2007 to 2012, Mr. Montgomery served as Chairman of the Compensation Committee. Mr. Montgomery has been a private investor since 1999. From 1989 to 1999, Mr. Montgomery was Chief Executive Officer of SA-SO Company, a company engaged in the distribution of municipal and traffic control products based in Dallas, Texas. Prior to 1989, Mr. Montgomery worked as a registered representative in the financial services industry and has over 12 years of experience in the financial services industry, most recently serving with Morgan Stanley in the Private Client Services group from 1985 to 1989. Mr. Montgomery previously served as a director of Hicks Acquisition Corp. I, Inc., a special purpose entity formed for the purpose of effecting a merger or other business combination with one or more businesses, from its inception in 2007 through the consummation of a business combination with Resolute Energy Corporation in 2009.

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     Mr. Montgomery’s qualifications for election to the Board include his wide range of financial and business experience. In his role as a member of the Compensation Committee of Windstream and through his professional career, including his prior role as a chief executive officer of a private company, Mr. Montgomery has experience in strategic planning, risk management, compensation plans and policies, and capital market transactions. Mr. Montgomery’s service on the boards of non-profit organizations also provides him with a broad perspective on the challenges and opportunities facing Windstream and the communities it serves.

     Alan L. Wells, age 54, has served as a director of Windstream since 2010 and serves as a member of the Audit Committee and the Compensation Committee. He is a founding partner of Financial Advisory Partners, LLC, which makes private equity investments and provides financial advisory services to mid-sized companies in the Midwest. He served as Chief Executive Officer of Iowa Telecommunication Services, Inc. (“Iowa Telecom”) (NYSE: IWA) from 2002 to 2010 and Chairman of its board of directors from 2004 to 2010. He joined Iowa Telecom in 1999 as President and Chief Operating Officer, and was appointed to the role of President and Chief Executive Officer in 2002. Prior to joining Iowa Telecom, Mr. Wells was Senior Vice President and Chief Financial Officer at MidAmerican Energy Holdings Company (MidAmerican) (NYSE: MEC), a Des Moines, Iowa-based electric and gas utility holding company, from 1997 until 1999. During the same period, Mr. Wells also served as President of MidAmerican’s non-regulated businesses. Mr. Wells held various executive and management positions with MidAmerican, its subsidiaries, and Iowa-Illinois Gas and Electric, one of its predecessors, from 1993 through 1999. Prior to that, Mr. Wells was with Deloitte Consulting (previously Deloitte & Touche Consulting) and previously held various positions with the Public Utility Commission of Texas and Illinois Power Company.

     Mr. Wells’ qualifications for election to the Board include his broad background and experience, his wide range of operational and financial experiences in regulated industries, and his prior experience as a senior executive with two public companies. The Windstream Board has determined that Mr. Wells qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Through his prior experience as a senior executive in the telecommunications and other regulated industries, he has insight on managing complex regulated enterprises, developing strategic plans in changing regulatory environments, overseeing financial reporting processes, and executing large capital market transactions.

Board Recommendation

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE FOREGOING NOMINEES.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE FOREGOING NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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SECURITY OWNERSHIP

     Stock Ownership Guidelines. The Windstream Board of Directors has adopted minimum stock ownership guidelines for Windstream’s directors and executive officers. Directors who are not executive officers are expected to maintain beneficial ownership of shares of Windstream Common Stock valued at least five times the annual cash retainer paid to non-management directors. Executive officers are expected to maintain beneficial ownership of shares of Common Stock at the following levels: ten times base salary for the Chief Executive Officer; five times base salary for each of the Chief Financial Officer, Chief Operating Officer and General Counsel; and three times base salary for all other executive officers. Directors have a transition period of five years from their initial election, and executive officers have a transition period of three years from their initial election to meet the applicable ownership guidelines and, thereafter, one year (measured from the date of each annual meeting) to meet any increased ownership requirements resulting from changes in stock price, annual base fee, annual base salary, or applicable ownership levels occurring since the initial deadline. During the transition period and until the director or officer satisfies the specified ownership levels, the guidelines impose a retention ratio that provides that each officer and director is expected to retain at least 50% of the shares received, net of tax payment obligations, upon the vesting of restricted stock or the exercise of stock options. Directors and officers are also required to hold for at least six months all shares received, net of tax payment obligations, upon vesting of restricted equity awards or the exercise of stock options. For the purposes of the guidelines, unvested shares or units of restricted stock are considered to be owned.

     Based on the foregoing, the table below sets forth the number of shares of Windstream common stock that each named executive officer is expected to own by the Annual Meeting (based on the closing price of Windstream common stock on the date of the 2013 Annual Meeting of Stockholders) and the number of shares deemed owned under the guidelines as of March 6, 2014:

Named Executive Officers	Guideline Share Amount		Shares Owned (1)
Jeffery R. Gardner	1,173,709		2,750,139
Anthony W. Thomas	293,427		593,526
Brent Whittington	372,653		766,643
John P. Fletcher	293,427		615,183
J. David Works, Jr.	97,579	(2)	211,143

(1)	This amount differs from the amount reported in the “Security Ownership of Directors and Executive Officers” table because unvested performance-based restricted stock units are deemed to be owned under the guidelines but not for purposes of the SEC rules that drive the disclosure in the “Security Ownership of Directors and Executive Officers” table.

(2)	Guideline to be met by 2015 Annual Meeting.

     Based on current ownership amounts, Windstream expects that each of its executive officers will be in compliance with the stock ownership guidelines at the time of the Annual Meeting. Following the Annual Meeting, the executive officers will have until 2015 Annual Meeting of Stockholders to meet any increased share guidelines resulting from changes in stock price, annual base salary or ownership levels since the date of the Annual Meeting.

     The table below sets forth as of March 6, 2014, the number of shares of Common Stock that each non-management director is expected to own by the Annual Meeting (based on the closing price of Windstream common stock on the date of the 2013 Annual Meeting of Stockholders) and the number of shares deemed owned under the guidelines as of March 6, 2014.

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Non-Management Director	Guideline Share Amount	Shares Owned
Carol B. Armitage	49,883 (1)	63,687
Samuel E. Beall, III	49,883 (1)	109,850
Dennis E. Foster	49,883 (1)	318,514
Francis X. (“Skip”) Frantz	49,883 (1)	695,741
Jeffrey T. Hinson	49,883 (1)	66,635
Judy K. Jones	49,883 (1)	64,891
William A. Montgomery	49,883 (1)	97,417
Alan L. Wells	28,116 (2)	285,136

(1)	Guideline to be met by 2014 Annual Meeting.

(2)	Guideline to be met by 2015 Annual Meeting.

     Based on current ownership amounts, Windstream expects that each non-management director will be in compliance with the stock ownership guidelines at the time of the Annual Meeting.

     Security Ownership of Directors and Executive Officers. Set forth below is certain information, as of March 6, 2014, as to shares of Windstream common stock beneficially owned by each director, by each named executive officer who was serving as an executive officer at the end of 2013, and by all directors and executive officers of Windstream as a group. Except as otherwise indicated by footnote, the nature of the beneficial ownership is sole voting and investment power, and no shares are pledged as security:

	Shares		Unvested	Total Shares
	Beneficially		Restricted	Beneficially	Percent of Class
Name of Beneficial Owners	Owned (1)		Shares (2)	Owned (3)	(if 1% or more)
Non-Management Directors
Carol B. Armitage	51,463		12,224	63,687	*
Samuel E. Beall, III	97,626		12,224	109,850	*
Dennis E. Foster	306,290	(4)	12,224	318,514	*
Francis X. (“Skip”) Frantz	683,517	(5)	12,224	695,741	*
Jeffrey T. Hinson	54,411		12,224	66,635	*
Judy K. Jones	52,667		12,224	64,891	*
William A. Montgomery	85,193		12,224	97,417	*
Alan L. Wells	272,912		12,224	285,136	*

Named Executive Officers
Jeffery R. Gardner	1,793,194	(6)	-0-	1,793,194	*
Anthony W. Thomas	305,926		137,905	443,831	*
Brent Whittington	428,917		160,824	589,741	*
John P. Fletcher	364,259		119,567	483,826	*
J. David Works, Jr.	50,191		84,495	134,686	*

All Directors and Executive Officers as a Group	4,546,566		600,583	5,147,149	*

*	indicates less than one percent

(1)	Excludes unvested restricted shares and includes shares of Common Stock owned directly and shares held in the person’s account under the Windstream 401(k) Plan, which are as follows: Gardner 53,952, Thomas 8,241, Whittington 4,130, Fletcher 20,499, and Works 1,341.

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(2)	Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under Windstream’s equity compensation plans hold the sole right to vote such shares.

(3)	Windstream grants performance-based restricted stock units (PBRSUs) to its executive officers. Because unvested PBRSUs do not provide the recipients the right to vote or other elements of beneficial ownership as defined under SEC rules and will not vest within 60 days from March 6, 2014, all unvested outstanding PBRSUs are omitted from this table. For informational purposes, the following table shows the outstanding unvested PBRSUs granted to each named executive officer:

		Unvested Performance-	Total Shares
	Total Shares	Based Restricted Stock	Beneficially Owned
Named Executive Officers	Beneficially Owned	Units (PBRSUs)	Including PBRSUs
Jeffery R. Gardner	1,793,194	956,945	2,750,139
Anthony W. Thomas	443,831	149,695	593,526
Brent Whittington	589,741	176,902	766,643
John P. Fletcher	483,826	131,357	615,183
J. David Works, Jr.	134,686	76,457	211,143

(4)	Includes 20,742 shares held by Mr. Foster’s spouse and by account for grandchildren for which Mr. Foster serves as custodian. These shares are deemed beneficially owned under SEC rules, but Mr. Foster disclaims beneficial ownership.

(5)	Includes 27,499 shares held in trust for the benefit of Mr. Frantz’s spouse and children. Mr. Frantz’s spouse is the trustee of the trust. These shares are deemed beneficially owned under SEC rules, but Mr. Frantz disclaims beneficial ownership.

(6)	Includes 39,399 shares held for the benefit of Mr. Gardner’s children and as account custodian. These shares are deemed beneficially owned under SEC rules, but Mr. Gardner disclaims beneficial ownership.

     Security Ownership of Certain Beneficial Owners. Set forth below is information, as of March 1, 2014, with respect to any person known to Windstream to be the beneficial owner of more than 5% of any class of Windstream’s voting securities, all of which are shares of Common Stock:

	Name and Address	Amount and Nature
Title of Class	of Beneficial Owner	of Beneficial Ownership	Percent of Class
Common Stock	Blackrock, Inc.	33,750,618 (1)	5.70%
	40 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group, Inc.	40,552,666 (2)	6.80%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)	Based upon information contained in Schedule 13G filed on January 17, 2014, Blackrock, Inc. has sole voting power over 28,583,102 and sole dispositive power over 33,750,618 shares.

(2)	Based upon information contained in Schedule 13G filed on February 6, 2014, Vanguard, Inc., has sole voting power over 969,584 shares, sole dispositive power over 39,675,282 shares, and shared dispositive power over 877,384 shares.

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AUDIT COMMITTEE REPORT

     This report provides information concerning the Audit Committee of Windstream Holdings, Inc.’s Board of Directors. The Audit Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Audit Committee is comprised entirely of independent directors, as defined and required by SEC rules and regulations and NASDAQ listing standards, and directors who are financially literate. Additionally, Messrs. Frantz and Wells and Ms. Jones qualify as audit committee financial experts.

     In connection with its function to oversee and monitor the financial reporting process of Windstream Holdings, Inc. and its subsidiaries, the Audit Committee has reviewed and discussed with management of Windstream Holdings, Inc. and Windstream Corporation, which is a wholly-owned subsidiary of Windstream Holdings, Inc., the audited consolidated financial statements for the year ended December 31, 2013 of Windstream Holdings, Inc. and Windstream Corporation; discussed with PricewaterhouseCoopers LLP, the independent registered public accountant of Windstream Holdings, Inc. and Windstream Corporation, the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States); received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and has discussed with PricewaterhouseCoopers LLP its independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Windstream Holdings, Inc. and Windstream Corporation that the audited consolidated financial statements for the year ended December 31, 2013 be included in the Annual Report on Form 10-K of Windstream Holdings, Inc. and Windstream Corporation for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee

Francis X. (“Skip”) Frantz, Chairman
Carol B. Armitage
Judy K. Jones
Alan L. Wells

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MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

     General. This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other executive officers who were the most highly compensated in fiscal year 2013. These individuals, referred to as “named executive officers” or “NEOs,” are identified below:

  Jeffery R. Gardner, President and Chief Executive Officer

  Anthony W. Thomas, Chief Financial Officer

  Brent Whittington, Chief Operating Officer

  John P. Fletcher, Executive Vice President and General Counsel

  J. David Works, Jr., Executive Vice President – Chief Human Resources Officer

     Compensation Philosophy. Windstream’s executive compensation program is designed to achieve the following objectives:

  Provide a high correlation between pay and performance;

  Align management’s interests with the long-term interests of Windstream’s stockholders; and

  Provide competitive compensation and incentives to attract and retain key executives.

     Below we highlight certain executive compensation practices we employ to further these objectives. Also listed below are certain compensation practices we do not employ because we believe them to be inconsistent with our compensation objectives.

     What We Do:

  Equity-Based Compensation – A substantial portion of total NEO compensation is paid in equity-based compensation in the form of restricted stock and restricted stock units, whose value is directly correlated to the performance of our stock. This practice achieves a strong alignment between interests of management and our stockholders.

  At-Risk Compensation – At least 73% of NEO pay, and 85% for our CEO, is contingent upon achievement of certain corporate performance goals.

  Clawback Policy – We maintain a clawback policy that allows us to recover incentive compensation that is derived from financial statements filed with the SEC that are subsequently subject to restatement and certain other conditions are satisfied.

  Robust Stock Ownership Guidelines – We have robust stock ownership guidelines that apply to all executive officers and require that, among other things, our CEO own Windstream stock valued at 10 times his base salary.

  Independent Compensation Consulting Firm – The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

  Regular Review of Share Utilization – We evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).
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     What We Don’t Do:

  No Dividends or Dividend Equivalents on Unearned Performance Based Equity Awards – No dividends or dividend equivalents are paid on performance based equity awards unless and until all performance conditions are met.

  No Single Trigger – Our equity awards provide for accelerated vesting of future awards after a change in control if an employee is also terminated within two years of the change in control (a double trigger) rather than upon the closing of the transaction itself (single trigger).

  No Hedging Transactions – Our directors and executive officers are prohibited from engaging in any transaction involving derivative securities intended to hedge the market risk in our stock, pledging our stock, or purchasing our stock on loan or margin.

  No Repricings – Our stock incentive plans prohibit us from repricing options without stockholder approval.

  No Tax Gross-ups – Our compensation programs do not provide for the gross-up or reimbursement of taxes for executive officers in any situation.

  No Special Perquisites for Former Executives – We do not have perquisites for former and/or retired executives that differ materially from those available to employees generally.

  No Top Hat Plan – We do not have a top hat plan or other supplemental executive retirement plan.

     Our Board recognizes the fundamental interest our stockholders have in the compensation of our executive officers. At the 2013 Annual Meeting, our stockholders approved by a vote of over 93 percent the compensation of our named executive officers. Based upon the results of such vote and our review of our compensation policies and decisions, we believe that our existing compensation policies and decisions are consistent with our compensation philosophy and objectives discussed below and adequately align the interests of our named executive officers with the long term goals of Windstream.

     Stockholders at the 2014 Annual Meeting will be asked again to approve, on an advisory basis, the compensation of our named executive officers. The following is a summary of key considerations that stockholders should take into account when assessing our executive compensation program:

  Windstream’s vision is to become the premier enterprise communications and services provider in the United States while maintaining our strong, stable consumer business. Our goal is to generate solid and sustainable cash flow over time, and we return a significant portion of this cash flow to our stockholders through our current dividend practice.

  We believe that Adjusted Operating Income Before Depreciation and Amortization (Adjusted OIBDA) is the key measure of profitability that ensures our ability to generate solid and sustainable cash flow over the long-term, which is why we include Adjusted OIBDA as a key performance objective for our short-term and long-term incentive plans.

  Our 2013 compensation reflected our mixed operating results by paying short-term incentive payouts below target. Our stock price decline also impacted 2013 compensation by providing a lower value to executives upon vesting of their equity awards compared to their grant value. In addition, because our executives are required to own a significant amount of company stock, the value of our executives’ total stock holdings declined during the year.
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     Compensation Mix. Our executive compensation program consists of base salary, annual cash incentives and long-term equity incentives. The Compensation Committee considers the total compensation of each executive officer as well as the allocation of compensation among base salary, short-term incentive compensation, and equity-based compensation in determining compensation levels. The following table illustrates the allocation for each named executive officer for 2013:

	Percentage of	Percentage of
	Annual Total Direct	Annual Total Direct	Percentage of
	Compensation*	Compensation*	Annual Total Direct
	Allocated to	Allocated to	Compensation*
	Short-term	Equity-Based	Allocated to Base
Named Executive Officer	Incentive (%)	Compensation (%)	Salary (%)
Jeffery R. Gardner	21%	64%	15%
Anthony W. Thomas	20%	55%	25%
Brent Whittington	19%	57%	24%
John P. Fletcher	20%	55%	25%
J. David Works, Jr.	22%	46%	32%

*

Total direct compensation for these purposes equals base salary, short-term cash incentive payment at target levels and the full up-front fair value of the annual equity-based awards determined in accordance with authoritative guidance on share-based compensation.

     The Compensation Committee believes that a substantial portion of executive compensation should be at-risk through allocation of compensation to short-term cash incentives and long-term equity-based incentives. The Compensation Committee also believes that, because of his considerable ability to affect the financial results of Windstream, Mr. Gardner’s base salary should be a smaller component of his total compensation and at-risk compensation should be a larger component. The following charts reflect the weighting of at-risk compensation relative to total compensation for the CEO and collectively for the other NEOs.

Percentage of At-Risk Compensation in 2013

     Compensation Committee. Windstream’s Compensation Committee is presently comprised of Samuel E. Beall, III, Chairman, Dennis E. Foster, William A. Montgomery and Alan L. Wells. The Windstream Board has determined that each member of the Compensation Committee is an independent director under NASDAQ listing standards and a “non-employee director” for purposes of Section 16 of the Exchange Act and Messrs. Beall, Foster and Montgomery are considered “outside directors” as defined in Section 162(m) of the Internal Revenue Code and comprise the 162(m) subcommittee.

     The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. The Compensation Committee annually reviews and approves goals relevant to Mr. Gardner’s compensation and, based on an annual evaluation of these performance goals, determines and approves Mr. Gardner’s compensation. The Committee conducts this review using a survey of compensation data of comparable employers that is prepared by the Committee’s outside compensation consultant based on criteria specified by the Committee.

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     Independent Consultant. The Compensation Committee has the authority to retain and terminate any executive compensation consultant to be used in the evaluation of director, CEO or executive officer compensation and to approve the consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should perform no services for Windstream other than services as consultant to the Compensation Committee. During 2013, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“PM&P”) to assist the Committee in the review and design of Windstream’s executive compensation program. PM&P reports directly to the Compensation Committee and was originally selected in 2010 following an interview process of independent compensation consultants. During 2013, PM&P conducted a competitive review of Windstream’s executive pay levels and executive pay program designs, with such data and information being used by the Committee, along with all other relevant information, to inform the Committee’s decisions regarding the executive compensation program. PM&P provided a self-assessment to the Compensation Committee in 2013 relative to the independence standards required by the stock exchanges. The self-assessment included the following information:

  PM&P performs no other services for Windstream, other than the engagement with the Compensation Committee;

  Fees paid by Windstream to PM&P are less than 0.5% of PM&P’s total revenue;

  PM&P has policies and procedures to prevent conflicts of interest;

  The individual advisor to the Compensation Committee does not own any Windstream stock;

  There is no business or personal relationship between the individual advisor and a Committee member;

  There is no business or personal relationship between the individual advisor or PM&P and an executive officer of Windstream.

     Competitive Market Analysis. As part of the process of approving executive compensation levels and plan designs, the Compensation Committee regularly reviews and considers competitive market data. This competitive market analysis generally takes place in the fall of each year and is used as part of the decision-making process for the following year. During 2012, PM&P provided, and the Compensation Committee reviewed, competitive market data as part of its process for approving 2013 executive compensation levels and plan designs.

     Given the limited number of direct industry peers with a similar business model and of comparable size, the competitive market analysis focuses on compensation survey data from reputable surveys that are size-adjusted using regression formulas. The 2012 market analysis used compensation surveys from Watson Wyatt, Mercer, and PM&P, and all data was size-adjusted to reflect annual revenues of $6 billion. In considering the survey data, the Committee does not request the identity of or review the specific companies that are included in any of the surveys reference above.

     In addition to compensation levels, the Committee often requests that PM&P provide proxy data with respect to compensation plan designs and company performance. Because these elements are less impacted by company size, PM&P’s 2012 market analysis included plan design and company performance data from a specific group of companies which included DISH Network Corp., ADP, VISA, Cablevision, Charter Communications, CenturyLink, Mastercard, NII Holdings, Western Union, Fidelity Information Services, TDS, Metro PCS, Frontier, and Level 3. The Committee believes that the consideration of plan designs and performance levels among these companies provides an additional useful reference point for the plan designs and degree of pay and performance alignment at Windstream. Examples of plan design include the number and weighting of performance metrics and the types of performance metrics used in incentive plans, the allocation of cash and equity in total direct compensation, and the allocation of fixed compared to performance based compensation. This group of companies represents a broad group of FORTUNE 500 companies in telecom, technology and services industry.

     While consideration is given to the competitive market data, the Compensation Committee uses it primarily as a reference point and does not specifically target compensation to any market percentile. In addition to competitive market data, the Committee reviews and considers factors such as company performance, individual executive performance, the critical nature of an individual’s role to organizational success, internal pay equity among colleagues, and retention risks. Only after careful consideration of all relevant facts and circumstances does the Committee exercise judgment and make compensation decisions.

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     Windstream Management.

     General. Windstream’s management assists the Compensation Committee’s consultant in its survey of executive compensation by providing historical compensation information and by reviewing and commenting on preliminary drafts of the survey reports. At the first Compensation Committee meeting of each year (which is expected to be held in February of each year), the Compensation Committee reviews and approves executive compensation for such year. Based on the compensation surveys and compensation principles previously specified by the Compensation Committee, Mr. Gardner and members of Windstream’s human resources department prepare recommendations for compensation levels for executive officers in consultation with the Compensation Committee’s consultant, except that no recommendation is made for Mr. Gardner’s compensation. The Compensation Committee then meets to review and determine Mr. Gardner’s compensation and reviews and recommends the compensation for all other executive officers. The Compensation Committee determines Mr. Gardner’s compensation, and recommends the compensation of all other executive officers, based in part on discussions with Windstream management, including Mr. Gardner, and discussions with the compensation consultant. The Windstream Board approves or, in the case of Mr. Gardner’s compensation, ratifies the actions of the Compensation Committee.

     Stockholder Outreach. Windstream management also reviewed the proxy advisory reports issued by Institutional Shareholder Services, Inc. (ISS) and Glass Lewis & Co. regarding our executive compensation policies and practices. Windstream management contacted ISS and Glass Lewis and two large institutional stockholders of Windstream to discuss any concerns identified during the 2013 proxy season. The results of these discussions were reported to the Compensation Committee.

     Elements of 2013 Compensation. For 2013, the Compensation Committee approved compensation for named executive officers after considering individual performance, Windstream’s performance, strategic importance of an individual’s role, retention risk, and current compensation compared to competitive market data. The Committee also considered the significant demands imposed on the senior leadership team by Windstream’s difficult financial and operational targets, its high volume of strategic initiatives and the success that the management team has achieved in a consolidating industry with intense competition. For 2013, the compensation of Windstream’s named executive officers consists of three principal components:

  Base salary;

  Short-term (annual) cash incentive payments; and

  Long-term incentives in the form of equity-based compensation.

     The compensation program for the named executive officers also includes the Windstream 2007 Deferred Compensation Plan, the Windstream 401(k) Plan, change-in-control agreements, and limited perquisites. In addition, Windstream has an employment agreement with Mr. Gardner, and certain named executive officers have benefits in the Windstream Pension Plan and the related Windstream Benefit Restoration Plan.

     2013 Total Compensation. Base salaries and short-term incentive opportunities remained flat year-over-year for all named executive officers. Long-term incentives remained flat for all NEOs except for Mr. Works, who received an increased amount due to his new tenure and modest restricted stock outstanding.

     Base Salary. Base salary is designed primarily to provide competitive compensation that reflects the contributions and skill levels of each executive. Base salary for 2013 for the NEOs remained flat over 2012.

     Short-Term Cash Incentive Payments. Windstream maintains short-term cash incentive plans which are designed primarily to motivate executives to achieve Company-wide performance goals over annual or quarterly periods. Under these plans, the Compensation Committee sets different target payout amounts (as a percentage of base salary) for all executive officers in order to reflect such individual’s contributions to Windstream and the market level of compensation for such position. The Compensation Committee believes these short-term incentive plans are a key part of its goal to make a substantial portion of total direct compensation at-risk.

     During 2013, the named executive officers participated in a short-term cash incentive plan based on Windstream’s achievement of certain Adjusted OIBDA, total revenue and payout ratio levels. Adjusted OIBDA, which is operating income before it is reduced by depreciation and amortization, is a non-GAAP financial measure and is one of the principal measures used by Windstream to communicate its financial performance in its quarterly

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earnings releases. The Adjusted OIBDA measure excludes merger and integration costs, pension (income) expense, share-based compensation, and restructuring charges. Total Revenue is a GAAP measure that is included in the Form 10-K. Payout Ratio is defined as Dividends paid/Adjusted Free Cash Flow, which is defined as Adjusted OIBDA less cash interest, cash taxes and capital expenditures (excluding integration capital). Windstream provides the methodology for calculating Adjusted OIBDA and payout ratio in the Current Report on Form 8-K that accompanies its quarterly earnings releases. Payments under the short-term incentive plan have historically been based solely on Adjusted OIBDA. The Compensation Committee has utilized Adjusted OIBDA as a performance metric because it is the key indicator of profitability that ensures Windstream’s ability to generate sustainable cash flows over a long period of time. The Committee included a revenue component because revenue is a strong indicator of the Company’s performance year-over-year and overall financial condition. Payout ratio was added to the short-term incentive plan to focus on cash flow to fund the dividend and is a key metric followed by our investors and the capital markets.

     Under the Windstream short-term incentive plan, executive officers were eligible to receive payments in proportion to Windstream’s achievement of a performance goal that was set at minimum (or threshold), target and maximum levels. For 2013, payouts were based 60% on the achievement of the Adjusted OIBDA goal, 20% based on the achievement of the Total Revenue goal, and 20% on the Payout Ratio goal. The Compensation Committee set each performance goal at levels that it believes to be difficult but achievable and designed to drive industry-leading results. The executive officers were eligible to receive 50% to 200% of the target payout amounts if threshold or maximum levels, respectively, were achieved. No payout is made if performance is below the threshold levels, and performance between threshold, target and maximum levels results in prorated payouts. During 2013, the threshold Adjusted OIBDA amount was $2.278 billion, the target was $2.363 billion and the maximum was $2.447 billion, the threshold Total Revenue amount was $5.936 billion, the target was $6.121 billion and the maximum was $6.306 billion, and the threshold payout ratio was 67.5%, the target was 63.5-65.3% and the maximum amount was 60.0%. The payout ratio target was based on a range to reflect success-based capital expenditures. Windstream’s actual Adjusted OIBDA for 2013 was $2.318 billion, which reflected an approximate 74% achievement against the target performance goal. Its actual Total Revenue for 2013 was $5.988 billion, which reflected an approximate 64% achievement level against the target performance goal. The Payout Ratio for 2013 was 67%, resulting in achievement against the target performance goal of 74%. The overall achievement level calculated based on the 2013 financial results was 72%. The following table shows the target payouts and actual payouts (in each case, expressed as a percentage of base salary) for each NEO under the short-term incentive plan for 2013:

Named Executive Officer	Target Payout Percentage	Actual Payout Percentage
Jeffery R. Gardner	135%	97%
Anthony W. Thomas	80%	57%
Brent Whittington	80%	57%
John P. Fletcher	80%	57%
J. David Works, Jr.	70%	50%

     The Compensation Committee set the target payout percentages for the NEOs at the beginning of the fiscal year based on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile. The Compensation Committee set Mr. Gardner’s target payout percentage level above the other NEOs given his leadership role within Windstream and his ability to affect stockholder value relative to other NEOs.

     Long-Term Equity-Based Incentive Awards. Windstream maintains an equity-based compensation program for executive officers to provide long-term incentives, to better align the interests of executives with stockholders and to provide a retention incentive. The Compensation Committee implemented its equity-based compensation program as part of its goal to make a substantial portion of total direct compensation at-risk.

     Each year NEOs receive a portion of their total direct annual compensation in the form of long-term equity-based incentive compensation. All Windstream equity compensation awards are issued as either time-based restricted stock or performance-based restricted stock units (PBRSUs) under the Windstream Amended and Restated 2006 Equity Incentive Plan (“Equity Plan”). In 2013, 50% of the equity compensation granted to the named executive officers (other than Mr. Gardner) was performance-based and 50% was time-based vesting. For Mr. Gardner, 100% of his 2013 equity compensation was performance-based. Windstream has not issued any stock options or other

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forms of equity compensation to its directors, executive officers or other employees. The Compensation Committee believes that restricted stock or performance-based restricted stock or unit awards are a preferred mechanism of equity compensation compared to stock options or other devices that derive value from future stock price appreciation due to the high-dividend, low-growth profile of Windstream. In addition, performance-based restricted stock units are eligible for deduction for tax purposes under Section 162(m) of the Internal Revenue Code.

     For all outstanding grants of time-based restricted stock, executive officers have the rights of a stockholder to vote the restricted stock and to receive any cash dividends paid with respect to the restricted shares during the vesting period. For all outstanding grants of performance-based equity compensation, the dividends are accrued and paid out only when and if the performance conditions are satisfied.

     The Windstream Board of Directors delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. It is the Compensation Committee’s policy to review and approve all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which is expected to occur each February. In determining the number of shares of restricted stock or performance-based restricted stock to award to any individual under the Equity Plan, the Compensation Committee divides the approved grant value for such individual by the closing stock price of Windstream Common Stock on the date that the Compensation Committee approves the award (rounded down to the nearest whole share). As a matter of policy, the Compensation Committee does not approve awards of equity compensation through the adoption of a unanimous written consent in lieu of a meeting.

     In the first quarter of 2013, the Compensation Committee approved the amounts and types of equity-based compensation awards described below to the named executive officers. As with other elements of compensation, the Compensation Committee based individual equity-based incentive awards on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile.

		2013 Grants of Performance-Based
		Restricted Stock Units
				Total Amount,
	2013 Grants of			Including Possible
	Time-Based			Overachievement
Named Executive Officer	Restricted Stock ($)	Threshold ($)	Target ($)	($)
Jeffery R. Gardner	—	2,049,996	4,099,991	6,149,987
Anthony W. Thomas	549,998	274,999	549,998	824,997
Brent Whittington	750,004	375,002	750,004	1,125,006
John P. Fletcher	549,998	274,999	549,998	824,997
J. David Works, Jr.	312,498	156,249	312,498	468,747

     Time-Based Restricted Stock – These awards vest ratably over three years subject to continuous employment by Windstream through February 15, 2016.

     Performance-Based Restricted Stock Units – For 2013, all performance-based equity awards were granted in the form of PBRSUs. The grants set forth in the table above vest ratably over a three-year period with each year set as a separate performance period. The PBRSUs vest only if the performance thresholds are met and the executive is still employed on the date of vesting. The Compensation Committee sets the performance measures for these awards each year during the three-year vesting period. It is the Compensation Committee’s goal to set such amounts at levels that it believes are difficult but achievable and designed to drive industry leading results. For fiscal 2013, the Committee selected Adjusted OIBDA as the baseline performance measure and added an overachievement measure (the “Overachievement Measure”) based on Windstream total stockholder return.

     The target Adjusted OIBDA metric for the 2013 performance period was set at 97% of an Adjusted OIBDA goal of $2.363 billion and the threshold was 92% of this amount. No shares are awarded under these grants if actual Adjusted OIBDA is less than the threshold and no additional amounts are awarded if actual Adjusted OIBDA exceeds the target.

     For the Overachievement Measure, each NEO is entitled to receive an additional number of shares up to 50% of his/her target payout amount if (1) Windstream achieves the Total Stockholder Return goal (as described below) over the three-year vesting period of the PBRSUs, and (2) at least 92% of the Adjusted OIBDA goal is met in each of

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the three fiscal performance periods covered by the vesting schedule. The Total Stockholder Return goal is measured by comparing Windstream total stockholder return against the cumulative total return of the S&P 500 index. The Compensation Committee chose the broader S&P 500 index over the S&P telecom index because the telecom index is comprised of only eight (8) companies, including AT&T and Verizon, which are not impacted by the same issues and environment given their larger size and their focus on wireless businesses. Pursuant to the Overachievement Measure, an additional 25% of shares will be issued if Windstream total stockholder return is between the 50-75th percentile of the S&P 500 and an additional 50% of shares will be issued for performance over the 75th percentile.

     Severance Benefits and Gardner Employment Agreement. Except for Messrs. Gardner and Works, Windstream has no agreement or plan to provide severance benefits to executive officers other than benefits that are generally available to all employees under Windstream’s severance plan and benefits available under the change-in-control agreements discussed below. The employment agreement with Mr. Gardner includes a severance benefit of three times base salary (at the time of severance), or $3.0 million based on Mr. Gardner’s base salary during 2013. The employment agreement provides for no gross up of taxes for severance outside of a change-in-control situation. The employment agreement provides that Mr. Gardner’s base salary will be no less than $700,000 per year. If Mr. Gardner experiences a separation from service following a change of control, the severance benefits provided under the terms of the change-in-control agreements discussed below will govern, and no severance is available under the employment agreement in such circumstance. The Compensation Committee approved the foregoing severance benefit to Mr. Gardner to recognize the importance of his service and contributions to Windstream, to recognize that it would be difficult for him to find comparable employment during a short period of time following a separation, and to reflect market practice of providing similar severance benefits to the CEO position. As part of his offer letter with Windstream, Mr. Works is eligible to receive severance benefits of one times his salary and target bonus if his employment is terminated by Windstream for any reason other than cause or for resignation for good reason (as defined in his change in control agreement) prior to February 1, 2017, which is the five-year anniversary of his employment with Windstream.

     Retirement Plans. Windstream maintains a defined benefit pension plan and a qualified 401(k) defined contribution plan for its executive officers (including the NEOs) and employees. Participation in the pension plan is frozen except for certain bargaining unit employees. No executive officer is eligible for continued accruals. Windstream’s 401(k) plan provides for potential matching employer contributions of up to 4% of a participant’s compensation. The Compensation Committee maintains the 401(k) plan in order to provide employees with an opportunity to save for retirement with pre-tax dollars. The 401(k) plan also allows Windstream to fund its contributions to this plan in a predictable, consistent manner.

     Deferred Compensation Plans. Windstream’s 2007 Deferred Compensation Plan provides a non-qualified deferred compensation plan for its executive officers (including the NEOs) and other key employees. The Compensation Committee adopted this plan as part of its effort to provide a total compensation package that was competitive with the compensation arrangements of other companies. The plan offers participants the ability to defer compensation above the IRS qualified plan limits.

     Change-In-Control Agreements. The Compensation Committee maintains change-in-control agreements for Mr. Gardner and each executive officer (including the NEOs) in order to provide some protection to those individuals from the risk and uncertainty associated with a potential change-in-control. The Compensation Committee also maintains the change-in-control agreements as part of its efforts to provide a total compensation package that is competitive with the compensation arrangements of other market participants.

     The change-in-control agreements in place during 2012 expired on January 1, 2013. The Compensation Committee specifically engaged PM&P to review the payment multiples and other terms of the change-in-control agreements, to compare such provisions against prevailing market practices, and to provide recommendations on the final terms of the agreements. When it approved the change-in-control agreements, the Compensation Committee considered the total amount of compensation that Mr. Gardner and each other executive officer would receive in a hypothetical termination under all of the change-in-control benefits described below. Based on the foregoing, the Compensation Committee approved the payment of change-in-control benefits to Mr. Gardner and the other executive officers on a “double-trigger” basis, which means that a change-in-control of Windstream must occur and the officer’s employment with Windstream must be terminated through either a resignation for “good reason” or a termination without “cause” (as those terms are defined in the change-in-control agreement). As a result, Windstream

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entered into new change-in-control agreements with its NEOs effective January 1, 2013. The terms of the new change-in-control agreements are generally the same as the prior agreements, except that the new agreements do not provide for a gross-up payment to any NEOs to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code. Instead, under the change-in-control agreements if such excise taxes would be imposed, the executive will either receive all of the benefits to which he or she is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit. Upon a qualifying separation from service, the executive officers are eligible to receive a cash, lump sum payment based upon a multiple of base salary and target bonus of three times for all NEOs. Refer to the “Potential Payment Upon Termination or Change-in-Control” section for details associated with the Change-in-Control Agreement.

     Perquisites and Other Benefits. Windstream permits limited personal use of Windstream’s corporate aircraft by Mr. Gardner and the other named executive officers. Under Windstream’s policy, this use cannot interfere with business use of the aircraft. Due to the extensive travel demands on their schedules, Messrs. Gardner and Whittington are allowed to utilize the corporate aircraft for personal use more often than the other named executive officers, pursuant to time-sharing arrangements in which they reimburse Windstream for the incremental cost of such use, which primarily includes costs for fuel, maintenance charges allocable to such use and contract-pilot charges, and excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots, and other general charges related to ownership of the aircraft. Other named executive officers are allowed to have family members accompany them on a business trip on the aircraft, subject to seat availability and prior approval of Mr. Gardner. Any other personal use of the aircraft by the other named executive officers is permitted only as approved in advance by Mr. Gardner. The Compensation Committee monitors the use by Mr. Gardner and all named executive officers to ensure the amount of usage is reasonable. Windstream believes that personal use of aircraft for Mr. Gardner and other senior executives is a reasonable benefit in light of the significant demands that are imposed on their schedules as a result of their responsibilities to Windstream.

     Stock Ownership/Insider Trading Policies. Windstream’s minimum share ownership guidelines apply to Mr. Gardner and all other executive officers. The guidelines are described in this proxy statement under the heading “Stock Ownership Guidelines.” The minimum share ownership guidelines are intended in part to ensure that executive officers retain a sufficient number of shares of Windstream Common Stock such that they continue to have a material financial interest in Windstream which is aligned with the stockholders. In addition, under Windstream’s insider trading compliance policy, directors and executive officers are prohibited from engaging in any transaction involving derivative securities intended to hedge the market risk in equity securities of Windstream other than purchases of long call options or the sale of short put options that are not closed prior to their exercise or expiration date. The policy also prohibits the purchase of shares on loan or margin and short sales.

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COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     This report provides information concerning the Compensation Committee of Windstream Holdings, Inc.’s Board of Directors. The Compensation Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Compensation Committee is comprised entirely of independent directors, as defined and required by NASDAQ listing standards.

     The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion and Analysis” contained in Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders and has discussed such disclosures with the management of Windstream Holdings, Inc. Based on such review and discussion, the Compensation Committee recommended to the Windstream Board of Directors that the “Compensation Discussion and Analysis” be included in Windstream Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

The Compensation Committee

Samuel E. Beall, III, Chairman
Dennis E. Foster
William A. Montgomery
Alan L. Wells

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Compensation of Named Executive Officers

     The following table shows the compensation paid during all of 2013 by Windstream to its President and Chief Executive Officer, Chief Financial Officer, and other three most highly compensated executive officers who were serving as executive officers on December 31, 2013.

SUMMARY COMPENSATION TABLE

					Change in
					Pension Value
					and Non-Qualified
				Non-Equity	Deferred
			Stock Awards	Incentive Plan	Compensation	All Other
Name and		Salary	($)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	(1) (2)	($) (3)	($) (4)	($) (5)	($)
Jeffery R. Gardner	2013	1,000,000	5,007,367	969,435	—	90,840	7,067,642
President and CEO	2012	998,615	5,199,553	1,215,000	465,075	117,107	7,995,350
	2011	991,000	6,536,104	1,738,246	389,362	132,747	9,787,459
Anthony W. Thomas	2013	500,000	1,277,576	287,240	—	56,299	2,121,115
CFO	2012	496,154	1,004,561	360,000	27,199	53,594	1,941,508
	2011	466,788	689,453	533,226	20,016	43,296	1,752,779
Brent Whittington	2013	635,000	1,725,226	364,795	—	47,010	2,772,031
COO	2012	631,923	1,392,297	457,200	14,279	74,879	2,570,578
	2011	612,981	1,078,301	690,387	10,508	81,834	2,474,011
John P. Fletcher	2013	500,000	1,277,576	287,240	—	52,371	2,117,187
EVP, General Counsel & Secretary	2012	496,154	1,034,753	360,000	—	59,611	1,950,518
	2011	470,288	816,113	533,226	—	54,129	1,873,756
J. David Works, Jr.	2013	430,000	606,749	216,148	—	38,805	1,291,702
EVP-Chief Human Resources Officer (6)

(1)	The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. The fair value reflects the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards. The assumptions used in the calculation of these amounts are included in our audited consolidated financial statements for fiscal year 2013, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As discussed in further detail in footnotes 1-3 and 9 to the Grants of Plan-Based Awards table below, the information provided in the Stock Awards column does not reflect the manner in which the Compensation Committee viewed or determined the equity compensation values for the named executive officers. Specifically, under applicable SEC rules, the grant date fair values for the performance-based restricted stock or units is calculated based on the stock price when the target for each performance period is set. As a result, from the standpoint of allocating compensation to a particular fiscal period for purposes of this column, there is a disparity between the value approved by the Compensation Committee and the amounts reported above for each of the periods set forth in the column. For a discussion of the values considered by the Compensation Committee when awarding equity compensation in 2013, see the section titled “Long-Term Equity Based Incentive Awards” in the CD&A.

(2)	No options have been awarded by Windstream for any fiscal period.

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(3)

These amounts represent payments made under the short-term incentive plan on performance in 2013. The payments were paid on February 28, 2014. More discussion regarding the targets and results can be found in the section titled “Short-Term Cash Incentive Payment” in the CD&A.

(4)	Pension plan values for Messrs. Gardner, Thomas and Whittington decreased $371,836, $27,216, and $14,287, respectively during 2013. Messrs. Works and Fletcher do not participate in the pension plan.

(5)

The amounts shown in this column are comprised of (i) company matching contributions under the Windstream 401(k) Plan and the Windstream 2007 Deferred Compensation Plan, (ii) imputed income for value over $50,000 of life insurance coverage provided by Windstream, (iii) the valuation of the individual’s personal use of the Company plane based on the incremental cost to Windstream of such usage, which primarily includes costs for fuel, maintenance charges allocable to such use, and contract-pilot charges and excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots and other general charges related to ownership of the aircraft, and (iv) other is predominately made up of healthy rewards program incentives (which are generally available to all employees) and cell phone allowances, in each case for and on behalf of the named officers as follows:

			Imputed Life
		Company	Insurance,
		Contributions	Aircraft Use,	Total
Name	Year	to Plans ($)	and Other ($)	($)
Jeffery R. Gardner	2013	87,618	3,222	90,840
	2012	114,334	2,773	117,107
	2011	129,334	3,413	132,747
Anthony W. Thomas	2013	30,800	25,499	56,299
	2012	39,443	14,151	53,594
	2011	39,608	3,688	43,296
Brent Whittington	2013	43,688	3,322	47,010
	2012	52,892	21,987	74,879
	2011	59,263	22,571	81,834
John P. Fletcher	2013	34,400	17,971	52,371
	2012	41,175	18,436	59,611
	2011	44,272	9,857	54,129
J. David Works, Jr.	2013	28,036	10,769	38,805

(6)	Mr. Works was not a NEO in 2012 or 2011.
____________________

Information On Plan-Based Awards

     The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Windstream during 2013 to the individuals named below. All equity grants made in 2013 were made pursuant to the Amended and Restated 2006 Equity Incentive Plan. All non-equity grants made in 2013 were made pursuant to Windstream’s short-term cash incentive plans described in the section titled “Short-Term Cash Incentive Payments” in the CD&A.

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GRANTS OF PLAN-BASED AWARDS

								All Other	Grant Date
								Stock Awards:	Fair Value
								Number	of Stock
		Estimated Future Payouts Under			Estimated Future Payouts Under Equity			of Shares	and Option
		Non-Equity Incentive Plan Award			Incentive Plan Awards			of Stock	Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	($)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (7)	(9)
Jeffery R. Gardner	2/5/13	675,000	1,350,000	2,700,000	69,657 (1)	139,314 (1)	208,971 (4)		2,050,005
	2/5/13				54,930 (2)	109,860 (2)	164,790 (5)		1,616,590
	2/5/13				45,558 (3)	91,116 (3)	136,674 (6)		1,340,772
Anthony W. Thomas	2/5/13	200,000	400,000	800,000	9,345 (1)	18,689 (1)	28,034 (4)		275,003
	2/5/13				10,316 (2)	20,632 (2)	30,948 (5)		303,600
	2/5/13				5,062 (3)	10,124 (3)	15,186 (6)		148,975
	2/5/13							56,065 (8)	549,998
Brent Whittington	2/5/13	254,000	508,000	1,016,000	12,743 (1)	25,485 (1)	38,228 (4)		375,007
	2/5/13				14,068 (2)	28,135 (2)	42,203 (5)		414,002
	2/5/13				6,328 (3)	12,655 (3)	18,982 (6)		186,213
	2/5/13							76,453 (8)	750,004
John P. Fletcher	2/5/13	200,000	400,000	800,000	9,345 (1)	18,689 (1)	28,034 (4)		275,003
	2/5/13				10,316 (2)	20,632 (2)	30,948 (5)		303,600
	2/5/13				5,062 (3)	10,124 (3)	15,186 (6)		148,975
	2/5/13							56,065 (8)	549,998
J. David Works, Jr.	2/5/13	150,500	301,000	602,000	5,310 (1)	10,619 (1)	15,929 (4)		156,254
	2/5/13				4,689 (2)	9,378 (2)	14,067 (5)		137,997
	2/5/13							31,855 (8)	312,498

(1)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (or PBRSUs) granted to the named executive officer in 2013 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDA amount each year during the three-year vesting period. Pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above.

Accordingly, these amounts represent only the first tranche of the total grant of PBRSUs in 2013 (i.e., the portion of the 2013 grant allocated to the 2013 performance period). The aggregate target amount of the first, second and third tranches of the 2013 grant of PBRSUs is referred to herein as the “Total Target Amount.”

(2)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (or PBRSUs) granted to the named executive officer in 2012 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDA amount each year during the three-year vesting period. As stated above, pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above.

Accordingly, these amounts represent only the second tranche of the total grant of PBRSUs in 2012 (i.e., the portion of the 2012 grant allocated to the 2013 performance period).

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(3)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (or PBRSUs) granted to the named executive officer in 2011 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDA amount each year during the three-year vesting period. As stated above, pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above.

Accordingly, these amounts represent only the third tranche of the total grant of PBRSUs in 2011 (i.e., the portion of the 2011 grant allocated to the 2013 performance period).

(4)	While no additional amounts are awarded if actual Adjusted OIBDA exceeds the target performance goal, these amounts equal the sum of the target amount of the first tranche of the 2013 grant of PBRSUs plus one-third (1/3) of the Overachievement Amount (as defined below). Pursuant to the 2013 grant of PBRSUs, each NEO is entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his/her Total Target Amount (the “Overachievement Amount”) if (i) Windstream’s total stockholder return exceeds 75% of the S&P 500 during the vesting period, and (ii) at least 92% of the Adjusted OIBDA goal is met in each of the three fiscal performance periods covered by the three-year vesting period.

(5)	While no additional amounts are awarded if actual Adjusted OIBDA exceeds the target performance goal, these amounts equal the sum of the target amount of the second tranche of the 2012 grant of PBRSUs plus one-third (1/3) of the Overachievement Amount (as defined below). Pursuant to the 2012 grant of PBRSUs, each NEO is entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his/her Total Target Amount (the “Overachievement Amount”) if (i) Windstream’s total stockholder return exceeds 75% of the S&P 500 during the vesting period, and (ii) at least 92% of the Adjusted OIBDA goal is met in each of the three fiscal performance periods covered by the three-year vesting period.

(6)	While no additional amounts are awarded if actual Adjusted OIBDA exceeds the target performance goal, these amounts equal the sum of the target amount of the third tranche of the 2011 grant of PBRSUs plus one-third (1/3) of the Overachievement Amount. Pursuant to the 2011 grant of PBRSUs, each NEO is entitled to receive the Overachievement Amount following completion of the three-year vesting period if (i) Windstream achieves revenue growth over the three-year vesting period of the 2011 grant, and (ii) at least 92% of the Adjusted OIBDA goal is met in each of the three fiscal performance periods covered by the three-year vesting period.

(7)	No options have been awarded by Windstream for fiscal years 2013, 2012 and 2011 to Messrs. Gardner, Thomas, Whittington, Fletcher or Works.

(8)	Represents restricted stock granted to the NEO that will vest ratably in one-third (1/3) annual increments subject to continuous employment through February 15, 2016.

(9)	Represents the grant date fair value calculated in accordance with applicable standards for financial statement reporting purposes in accordance with FASB ASC Topic 718. The grant date fair values for the time-vesting restricted stock is determined on the closing stock price of Windstream Common Stock on the date of grant. The grant date fair values of the performance-based equity awards and the Overachievement Amount are based on the stock price of Windstream Common Stock on the date of the grant, which is considered the date the performance targets were set. Shares related to the 2013, 2012 and 2011 overachievement amounts cliff vest in 2016, 2015 and 2014, respectively, if at all, based on the performance criteria described above. Because the overachievement amounts are conditioned upon achievement of at least the threshold level of the Adjusted OIBDA goal set by the Compensation Committee at the start of each performance period, only one-third (1/3) of the overachievement shares related to the 2013, 2012 and 2011 criteria were included in the grant date fair value calculation.

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     The following table shows information regarding outstanding awards under the Windstream equity incentive plans held by the individuals named below as of December 31, 2013. All awards represent grants of restricted stock or units under the Equity Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Stock Awards (1)
	Time-Based Vesting			Performance-Based
	Restricted Stock			Vesting Restricted Stock or Units
						Equity Incentive Plan
				Equity Incentive Plan		Awards: Market or Payout
			Market Value of	Awards: Number of		Value of Unearned
	Number of Shares or		Shares or Units of	Unearned Shares, Units or		Shares, Units or Other
	Units of Stock That		Stock That Have Not	Other Rights That Have Not		Rights That Have Not
Name	Have Not Vested (#)		Vested ($) (2)	Vested (#)		Vested ($) (2)
Jeffery R. Gardner	151,860	(6)	1,211,843	476,964	(3)	3,806,173
	—		—	431,963	(4)	3,303,425
	—		—	348,283	(5)	2,779,294
2013 Total	151,860		1,211,843	1,239,210		9,888,892
Anthony W. Thomas	37,655	(6)	300,487	64,631	(3)	515,755
	27,530	(7)	219,689	70,268	(4)	560,739
	18,688	(8)	149,130	46,720	(5)	372,826
2013 Total	83,873		669,307	181,619		1,449,320
Brent Whittington	50,198	(6)	400,580	85,258	(3)	680,355
	37,541	(7)	299,577	95,822	(4)	764,656
	25,484	(8)	203,362	63,710	(5)	508,406
2013 Total	113,223		903,520	244,789		1,953,416
John P. Fletcher	37,655	(6)	300,487	64,631	(3)	515,755
	27,530	(7)	219,689	70,268	(4)	560,739
	18,688	(8)	149,130	46,720	(5)	372,826
2013 Total	83,873		669,307	181,619		1,449,320
J. David Works, Jr.	28,035	(6)	223,719	19,997	(3)	159,576
	28,034	(7)	223,711	34,063	(4)	271,823
	10,618	(8)	84,732	26,545	(5)	211,829
2013 Total	66,687		532,162	80,605		643,228

(1)	There are no outstanding awards of stock options for any NEO of Windstream.

(2)	Market value calculated using the closing price of Windstream Common Stock on December 31, 2013, which was $7.98.

(3)	Performance-based shares were scheduled to vest on February 15, 2014, if at all, based on achievement of performance objectives set by the Compensation Committee for fiscal 2013. Also includes overachievement shares related to the 2011 grant of PBRSUs as noted in footnote 6 of the “Grants of Plan-Based Awards” table. As a result of actual performance, 100% of the shares reported vested on February 15, 2014.

(4)	Performance-based shares will vest February 15, 2015, if at all, if Windstream achieves the performance objectives set by the Compensation Committee for fiscal 2014. See section titled “2014 Compensation Actions” in the CD&A. Also includes overachievement shares related to the 2012 grant of PBRSUs as noted in footnote (5) of the “Grants of Plan-Based Awards” table.

(5)	Performance-based shares will vest on February 15, 2016, if Windstream achieves the performance objectives set for fiscal 2015, which have not yet been established by the Compensation Committee. Also includes overachievement shares related to the 2013 grant of PBRSUs as noted in footnote 4 of the “Grants of Plan-Based Awards” table.

(6)	Shares vested in full on February 15, 2014.

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(7)	Shares vest in full on February 15, 2015.

(8)	Shares vest in full on February 15, 2016.
________________________

     The following table shows information regarding the exercise or vesting of equity-based awards of Windstream during 2013 by the individuals named below.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards (1)
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)
Jeffery R. Gardner	317,481 (2)	2,835,105
Anthony W. Thomas	65,904 (2)	588,523
	65,217 (3)	533,475
Brent Whittington	94,629 (2)	845,037
	65,217 (3)	533,475
John P. Fletcher	70,758 (2)	631,869
	65,217 (3)	533,475
J. David Works, Jr.	26,796 (2)	239,288

(1)	Windstream does not grant stock options and therefore had no option exercises by any NEO in 2013.

(2)	Shares vested on February 15, 2013 with a closing price of $8.93.

(3)	Shares vested on August 15, 2013 with a closing price of $8.18.
________________________

Pension Benefits

     The following is a brief summary of the material terms of the retirement plans maintained by Windstream.

     Windstream Pension Plan. Windstream maintains the Windstream Pension Plan (“Pension Plan”), which is a tax-qualified defined benefit plan. The Pension Plan generally covers salaried and non-salaried employees of Windstream and those subsidiary companies that have adopted the Pension Plan. Accruals are frozen for non-bargaining employees. No named executive officers are eligible for continuing accruals under the Pension Plan as of the end of 2010.

     The Pension Plan’s accrued benefit is payable in the form of a monthly life annuity following normal retirement at age 65 (or, if later, at five years of service or at the fifth anniversary of participation). The accrued benefit is also payable in a monthly life annuity following early retirement at or after age 55 with at least 20 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 60) or at or after age 60 with 15 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 65 for a participant whose benefit commences before age 62). As of the end of 2013, no named executive officers satisfied the foregoing age and service requirements to commence receipt of an early retirement benefit under the Pension Plan.

     For deferred vested participants (i.e. those who terminate employment before early retirement), the accrued benefit is payable in a monthly life annuity beginning at normal retirement age. If a deferred vested participant has 15 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 60 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65), and, if the deferred vested participant has at least 20 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 55 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65).

     For a participant eligible for normal retirement or early retirement, payment is also available in actuarial equivalent joint and surviving spouse annuities, which provide a reduced monthly amount for the participant’s life with the surviving spouse receiving 50%, 75% or 100%, as elected, of the reduced monthly amount, or in an actuarial

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equivalent 10-year certain-and life annuity, which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 years of benefit commencement, with payments to a designated beneficiary for the remainder of the 10-year certain period. For a married deferred vested participant, payment is also available in the form of an actuarial equivalent joint and 50% or 75% surviving spouse annuity, as elected. If a vested participant dies before benefit commencement, an annuity generally is payable to the participant’s surviving spouse in an amount based on the joint and 50% surviving spouse annuity that would have been payable to the participant beginning on the later of when the participant died or would have been eligible to commence a benefit.

     Under the Pension Plan, post-January 1, 1988 through December 31, 2005 service (December 31, 2010 service for employees who had attained age 40 with two years of vesting service as of December 31, 2005) is credited at 1% of compensation, including salary, bonus and other non-equity incentive compensation, plus 0.4% of that part of the participant’s compensation in excess of the Social Security taxable wage base for such year. Service prior to 1988, if any, is credited on the basis of a percentage of the participant’s highest consecutive five-year average annual salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by 0.05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year. In addition, participants receive an additional credit of 0.25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years of credit, plus an amount equal to 0.4% of the amount by which the participant’s pre-1988 career average annual base salary (three highest years) exceeds his or her Social Security covered compensation, multiplied by his years of pre-1988 credited service.

     Windstream Benefit Restoration Plan. The Windstream Benefit Restoration Plan (“BRP”) contains an unfunded, unsecured pension benefit for a group of highly compensated employees whose benefits are reduced due to the IRS compensation limits for qualified plans. This plan was established by Alltel and assumed by Windstream at the spin-off. As with the Pension Plan, accruals are frozen for employees. No named executive officers continued to be eligible for accruals in the pension benefit of the BRP as of the end of 2010. The pension benefit under the BRP is calculated as the excess, if any, of (x) the participant’s Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65) without regard to the IRS compensation limit ($255,000 for 2013) over (y) the participant’s regular Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65 regardless of the actual form or timing of payment). If the participant has not attained age 65 on the date his benefit is scheduled to commence, the BRP benefit is reduced to the extent as the Pension Plan benefit would have been reduced based on reduction factors as in effect on December 31, 2007. For purposes of the preceding calculations, compensation has the same meaning provided in the foregoing description of the Pension Plan. The payment of a participant’s retirement benefit under the BRP shall commence as of the first day of the first month following the later of (i) his 60th birthday or (ii) the six-month anniversary of the participant’s separation from service. Benefits are paid over the life of the participant if the participant is alive when benefits commence or over the life of the spouse if the benefit is paid as a pre-retirement death benefit. The benefit will be paid in one lump sum payment if the actuarial present value is less than $30,000. To the extent permitted by the IRC Section 409A, the Benefits Committee comprised of the Chief Financial Officer, Chief Operating Officer, Executive Vice President-Chief Human Resources Officer and Vice President-Compensation and Benefits, authorized by the Board of Directors to manage the operation and administration of all employee benefit plans, including non-qualified plans, may direct that the benefit be paid in an alternative form provided that it is the actuarial equivalent of the normal form of benefit so that the BRP benefit is paid in the same form as the Pension Plan benefit. None of the named executive officers were yet eligible to commence their benefit under the BRP as of the end of 2013.

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     The following table shows certain information regarding benefits under the Windstream Pension Plan and Benefit Restoration Plan as of December 31, 2013 for the individuals named below.

PENSION BENEFITS

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)
Jeffery R. Gardner	Pension Plan	12	301,277	-0-
	Benefit Restoration Plan	—	2,158,457	-0-
Anthony W. Thomas	Pension Plan	7	83,366	-0-
	Benefit Restoration Plan	—	7,116	-0-
Brent Whittington	Pension Plan	3.5	41,609	-0-
	Benefit Restoration Plan	—	5,892	-0-
John P. Fletcher	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—
J. David Works, Jr.	Pension Plan	—	—	—
	Benefit Restoration Plan	—	—	—

(1)	Each NEO’s number of years credited service recognizes prior years of service under the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan, for Messrs. Thomas and Whittington, as well as service between 2006 and 2010 for Mr. Gardner.

(2)	The present value of accumulated benefits includes the present value of the benefits transferred from the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan as part of the spin-off. The present value of accumulated benefits was calculated based on retirement at age 60 with 20 years of credited service, current compensation as of December 31, 2013, no pre-retirement decrements, the RP-2000 combined healthy mortality table (projected to 2019), and a 5.01% discount rate, which is the same rate used for preparing Windstream’s consolidated financial statements.
________________________

Non-Qualified Deferred Compensation

     The Windstream 2007 Deferred Compensation Plan (the “2007 Plan”) is a non-qualified deferred compensation plan offered to executive officers and other key employees. Participants may defer up to 25% of base salary and 50% of bonus. The 2007 Plan also allows Windstream to make discretionary contributions to the 2007 Plan to replace contributions that Windstream is limited from making to its 401(k) qualified plan as a result of limits imposed by the Internal Revenue Code. These discretionary contributions equal the amount that could have been credited to the executive officers as a matching contribution under Windstream’s 401(k) plan had compensation not been limited under the 401(k) plan by the Internal Revenue Code, plus the amount, if any, by which the executive officer’s matching contribution under the Windstream 401(k) plan is reduced due to the executive officer’s contributions to the 2007 Plan. Participant accounts are credited with earnings based on a portfolio of investment funds.

     Payments are made under the 2007 Plan in cash at certain future dates as specified by the participants or upon separation of service.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Windstream		Aggregate	Aggregate
	Contributions	Contributions	Aggregate	Withdrawals/	Balance at
	in Last	in Last	Earnings in Last	Distributions	12/31/2013
Name	FY ($)	FY ($) (1)	FY ($) (2)	($)	($) (3)(4)(5)
Jeffery R. Gardner	221,500	104,334	215,713	—	2,081,164
Anthony W. Thomas	90,000	29,443	94,668	—	575,404
Brent Whittington	—	42,892	184,851	—	1,197,212
John P. Fletcher	—	31,175	(892)	—	154,377
J. David Works, Jr.	—	—	—	—	—

(1)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table.

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(2)	There were no “above-market earnings” for 2013 and therefore none of these amounts were included in the Summary Compensation Table.

(3)	Balances are paid following termination or upon a date chosen by participant, subject to compliance with Section 409A of the Internal Revenue Code.

(4)	All amounts contributed by a named executive officer and Windstream in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he/she was a named executive officer for purposes of the SEC’s executive compensation disclosure.

(5)	In addition to the amounts described in footnotes (1) and (4) above, the amount shown in this column includes amounts reported as compensation for each of the NEOs in the Summary Compensation tables in prior years.
____________________

Potential Payments Upon Termination or Change-in-Control

     Windstream has entered into certain agreements and maintains certain plans and arrangements that require Windstream or its successors to pay or provide certain compensation and benefits to its named executive officers in the event of certain terminations of employment or a change-in-control of Windstream. The estimated amount of compensation and benefits payable or provided to each named executive officer in each situation is summarized below, assuming that the triggering event occurred on the last day of the 2013 fiscal year. The actual amounts that would be paid to each named executive officer upon certain terminations of employment or upon a change-in-control can only be determined at the time the actual triggering event occurs. The estimated amount of compensation and benefits described below are in addition to the benefits to which the named executive officers would be entitled to receive upon termination of employment generally under the retirement plans and programs described in the sections above titled “Pension Benefits” and “Non-Qualified Deferred Compensation.” Please refer to those sections for a description of Windstream’s retirement plans and programs. This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

     Voluntary Termination Without “Good Reason” or Involuntary Termination For “Cause”

     Windstream does not maintain any plans or arrangements that would provide benefits to its named executive officers solely as a result of a voluntary termination by a named executive officer without “good reason” or an involuntary termination by Windstream for “cause” (each as defined under the heading “Voluntary Termination for ‘Good Reason’ or Involuntary Termination without ‘Cause’” immediately below).

     Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

     Windstream has entered into an Employment Agreement with Mr. Gardner. Under the Employment Agreement, if Windstream or its affiliates terminated Mr. Gardner’s employment without “cause” (as defined below) or if Mr. Gardner terminated his employment with Windstream or its affiliates for “good reason” (as defined below) on December 31, 2013, then Windstream would have been obligated to pay Mr. Gardner, in a lump sum, approximately $3,000,000. This severance benefit under the Employment Agreement equals three times his annual base salary.

     The Employment Agreement provides that upon termination of employment for any reason, Mr. Gardner is prohibited from soliciting employees or customers or competing against Windstream for a one-year period and is subject to confidentiality and non-disparagement restrictions. Moreover, he is required to sign a release of all claims against Windstream prior to receiving severance benefits under the agreement.

     For purposes of the Employment Agreement, the term “cause” generally means (i) the willful failure by Mr. Gardner substantially to perform his duties to Windstream; (ii) a conviction, guilty plea or plea of nolo contendere of Mr. Gardner for any felony; (iii) gross negligence or willful misconduct by Mr. Gardner that is intended to or does result in his substantial personal enrichment or a material detrimental effect on the reputation or business of Windstream or any affiliate; (iv) a material violation by Mr. Gardner of the corporate governance board guidelines and code of ethics of Windstream or any affiliate; (v) a material violation by Mr. Gardner of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by Mr. Gardner that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by Mr. Gardner of any non-solicitation, non-disparagement or confidentiality restrictions.

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     For purposes of the Employment Agreement, the term “good reason” generally means the occurrence, without Mr. Gardner’s express written consent, of any one or more of the following: (i) any action of Windstream or its affiliates that results in a material adverse change in Mr. Gardner’s position (including status, offices, title, and reporting requirements), authorities, duties, or other responsibilities; (ii) a material reduction by Windstream in Mr. Gardner’s compensation; (iii) the failure of the Board of Directors to nominate Mr. Gardner for election or re-election to the Board; or (iv) a material breach by Windstream of any provision of the Employment Agreement. Before Mr. Gardner may resign for “good reason,” Windstream must have an opportunity within 30 days after receipt of notice to cure the “good reason” condition(s). Notwithstanding the foregoing, in no event shall “good reason” occur as a result of the following: (i) a reduction in any component of Mr. Gardner’s compensation if other components of his compensation are increased or a substitute or alternative is provided so that his overall compensation is not materially reduced; (ii) Mr. Gardner does not earn cash bonuses or benefit from equity incentives awarded to him because the performance goals or targets were not achieved; and (iii) the suspension of Mr. Gardner for the period during which the Board of Directors is making a determination whether to terminate him for cause. Mr. Works is eligible for severance benefits of one times salary and target bonus if his employment is terminated by Windstream without cause of if he resigns for good reason prior to the five year anniversary of his commencement of employment. Good reason is defined in the current form of the Change In Control Agreements, as noted below.

     Death or Disability

     Windstream would have been obligated to provide each of the executive officers listed below (or his/her beneficiary) with the following estimated payments in the event that he/she had died or become “disabled” (as defined below) while employed with Windstream on December 31, 2013.

		Accelerated
		Vesting of
	Accelerated Vesting	Annual
	of Restricted	Incentive	Total for
	Shares (1)	Compensation (2)	Death or Disability
Name	($)	($)	($)
Jeffery R. Gardner	7,027,476	969,435	7,996,911
Anthony W. Thomas	1,526,781	287,240	1,814,021
Brent Whittington	2,063,636	364,795	2,428,431
John P. Fletcher	1,526,781	287,240	1,814,021
J. David Works, Jr.	936,038	216,148	1,152,186

(1)	The value of the accelerated vesting of restricted shares is based on the closing price of Windstream’s Common Stock on December 31, 2013 of $7.98 per share.

(2)	These amounts reflect actual 2013 payouts, which are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

     Accelerated Vesting of Restricted Shares. In the event that an executive officer listed above died or became permanently disabled (as determined by the Compensation Committee in its sole discretion) while employed with Windstream, then his or her unvested restricted stock or performance-based restricted stock or units would immediately vest in full.

     Performance Incentive Compensation Plan. During 2013, each of the named executive officers participated in the Performance Incentive Compensation Plan, which is an annual bonus plan. If either an executive died or became “disabled” during the year, then his or her 2013 annual bonus under the Performance Incentive Compensation Plan would have been pro-rated on the basis of the ratio of the number of days of participation during the plan year to the number of days during the plan year and paid by Windstream in a lump sum following the end of the year. For this purpose, the term “disability” means incapacity resulting in the executive being unable to engage in gainful employment at his or her usual occupation by reason of any medically demonstrable physical or mental condition, excluding, however, incapacity resulting from a felonious enterprise; chronic alcoholism or addiction to drugs or abuse; and self-inflicted injury or illness.

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     Change-in-Control

     Windstream does not maintain any plans or arrangements that would provide benefits to the NEOs solely as a result of a change-in-control (a single trigger).

     Change-in-Control Agreements. Effective January 1, 2013, Windstream entered into a new form of change-in-control agreement to replace and supersede the prior change-in-control agreement with its executive officers, including the NEOs. The terms of the current form of change-in-control agreement are generally the same as the prior form of change-in-control agreement, except that the new form of change-in-control agreement eliminates the tax gross-up provision applicable under certain circumstances under agreements entered into prior to 2009. The current form of change-in-control agreement does not provide for a gross-up payment to any of Windstream’s named executive officers to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code. Instead, under the current form of change-in-control agreement, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he or she is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

     Under the current change-in-control agreement, a covered executive would be entitled to certain severance benefits if, during the two-year period following a change-in-control (as defined below), Windstream terminates the executive’s employment without “cause” (as defined below) or the executive terminates his or her employment with Windstream for “good reason” (as defined below). In general, the executive officers would be entitled to receive, in a lump sum paid by Windstream or its successor, the following amounts pursuant to the change-in-control agreements:

  Three times for Messrs. Gardner, Thomas, Whittington, Fletcher and Works the sum of the executive’s base salary and target annual incentive compensation (in each case, as in effect on the date of the change-in-control, or if higher, on the date of termination);

  Pro-rated amount of target annual incentive compensation for the year of termination;

  A cash equivalent for three years for Messrs. Gardner, Thomas, Whittington, Fletcher and Works of health care premiums; and

  Outplacement services with a value of no more than $50,000 for all NEOs.

     Terminated executives are prohibited from soliciting employees or customers or competing against Windstream or the acquiring or successor entity for a one-year period and are subject to a confidentiality restriction. Moreover, a terminated executive is required to sign a release of all claims against Windstream and the acquiring or successor entity prior to receiving severance benefits under the change-in-control agreement.

     The Compensation Committee believes these benefits are consistent with market practice and fit into the overall compensation packages to sufficiently attract and retain talent. Windstream is protected by the non-competition provisions of the arrangements and by having these benefits, senior executives are not discouraged from pursuing the best alternative for long-term value for stockholders, which might include potential change-in-control transactions.

     Accelerated Vesting of Restricted Shares. All unvested restricted stock or performance-based restricted stock or units held by the named executive officers listed above would have become vested if a change-in-control (as defined below) occurred on December 31, 2013 and Windstream terminated the executive’s employment without “cause” (as defined below) or the executive terminated his or her employment with Windstream for “good reason” (as defined below) following such change-in-control.

     Definitions. For purposes of the Change-in-Control Agreements and the restricted shares described above for all executive officers, the following terms have the meanings set forth below:

  Change-in-control. A change-in-control generally means any of the following: (i) an acquisition of 50% or more of Windstream’s Common Stock; (ii) a change in the membership of Windstream’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of more than 50% of Windstream’s assets in which any one of the following is true: Windstream’s pre-transaction stockholders do not hold at least 50% of the combined enterprise; there is a 50%-or-more stockholder of the combined enterprise

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(other than as a result of conversion of the stockholder’s pre-combination interest in Windstream); or the members of Windstream’s board of directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholders approve a complete liquidation of Windstream.

  Cause. In general a termination is for cause if it is for any of the following reasons: (i) the willful failure by the executive substantially to perform his duties with Windstream; (ii) a conviction, guilty plea or plea of nolo contendere of the executive for any felony; (iii) the willful misconduct by the executive that is demonstratively and materially injurious to Windstream or its affiliates, monetarily or otherwise; (iv) a material violation by the executive of the corporate governance board guidelines and code of ethics of Windstream or any affiliate; (v) a material violation by the executive of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by the executive that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by the executive of any non-solicitation or confidentiality restrictions.

  Good Reason. In general a termination by the executive is for good reason if it is for any of the following reasons: (i) the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer or a substantial adverse change in the nature or status of the executive’s responsibilities; (ii) a reduction by Windstream in the executive’s annual base salary; (iii) the relocation of the principal executive offices of Windstream by more than 35 miles or Windstream’s requiring the executive to be based anywhere other than its principal executive offices; (iv) the failure by Windstream to pay to the executive any portion of the executive’s current compensation, deferred compensation or business expense reimbursements; (v) the failure by Windstream to continue in effect any compensation plan in which the executive participates unless an equitable alternative arrangement has been made, or the failure by Windstream to continue the executive’s participation in those plans; (vi) the failure by Windstream to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of Windstream’s retirement, welfare and fringe benefit plans; (vii) any purported termination by Windstream of the executive’s employment that is not effected in accordance with the terms of the Change-in-Control Agreement; or (viii) any failure by Windstream to require the successor to assume the agreement.

     Qualifying Termination Following Change-in-Control

     Each executive officer listed below would have been entitled to the following estimated payments and benefits from Windstream or its successor if a change-in-control (as defined below) occurred on December 31, 2013 and Windstream terminated the executive’s employment without “cause” (as defined below) or the executive terminated his or her employment with Windstream for “good reason” (as defined below) immediately following such change-in-control.

						Total on a
						Qualifying
			Cash		Accelerated	Termination
			Equivalent		Vesting of	Following a
	Cash		for Health Care	Outplacement	Restricted	Change-in-
	Severance	Pro-Rated	Premiums	Services	Shares (2)	Control
Name	($) (1)	Bonus	($)	($)	($)	($) (3)
Jeffery R. Gardner	7,050,000	1,350,000	56,122	50,000	7,027,476	15,533,598
Anthony W. Thomas	2,700,000	400,000	55,418	50,000	1,526,781	4,732,199
Brent Whittington	3,429,000	508,000	56,122	50,000	2,063,636	6,106,758
John P. Fletcher	2,700,000	400,000	51,765	50,000	1,526,781	4,728,546
J. David Works, Jr.	2,193,000	301,000	47,613	50,000	936,038	3,527,651

(1)	This amount includes the annual incentive compensation for the year of termination, which is reflected in the Grants of Plan-Based Awards Table. Actual 2013 payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

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(2)	The value of the accelerated vesting of restricted shares is based on the closing price of Windstream’s Common Stock on December 31, 2013 of $7.98 per share.

(3)	None of the named executive officers is eligible to receive a tax gross-up payment for the golden parachute excise tax imposed on the change in control severance benefits under Sections 280G and 4999 of the tax code. Instead, each of them would either (i) have his or her severance benefits reduced to a level such that the golden parachute excise tax would not apply, or (ii) receive all the benefits to which he or she is entitled and pay the related excise tax, whichever would result in the greater net after-tax benefit to the executive. For purposes of these calculations, we have assumed that the severance benefits would not be reduced.
____________________

     Clawback Policy. Windstream has a clawback policy that requires executive officers to repay or forfeit performance-based compensation under certain conditions. Effective January 1, 2013, the policy covers the following types of compensation: annual or short-term incentive compensation, performance-based restricted stock or units, other performance-based compensation, and such other compensation as may be designated by resolution to be subject to the policy. The policy does not cover time-based restricted stock or severance benefits awarded under a change-in-control agreement. Under the policy, each executive officer is required to forfeit or repay covered compensation, to the fullest extent permitted by law, if all of the following conditions are met: (i) Windstream financial statements filed during an executive officer’s employment become subject to a restatement; (ii) the Board determines that fraud caused or significantly contributed to the need for the restatement; (iii) the Board determines that the restatement applies to the covered compensation; and (iv) the Board determines in its sole discretion that it is in the best interests of Windstream and its stockholders for the executive officer to repay the covered compensation. The policy is limited to compensation that is vested or paid based on the achievement of financial results that subsequently become subject to restatement. The Board can determine that a restatement applies to covered compensation if the vesting or payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement, and the amount of compensation that would have been received by the executive officer had the financial results been properly reported, after giving effect to the restatement, would have been lower than the amount actually received. Each executive officer is required to sign an agreement that he or she has received, read and understood the policy. In addition, the policy provides that repayment and forfeiture remedies are not the exclusive remedies and that Windstream may pursue every other right or remedy at law or in equity available.

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PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

     At the Annual Meeting the Board of Directors is providing stockholders of Windstream the opportunity to vote on the following advisory (non-binding) resolution:

“Resolved, that the compensation paid to Windstream’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

     As described in the Compensation Discussion and Analysis, our executive compensation philosophy, policies, and practices are designed to:

  Provide a high correlation between pay and performance;

  Align management’s interests with the long-term interests of Windstream’s stockholders; and

  Provide competitive compensation and incentives to attract and retain key executives.

     Our core program consists of base salary, annual cash incentives and long-term equity incentives.

     The following is a summary of key considerations that stockholders should take into account when assessing our executive compensation program:

  Windstream’s vision is to become the premier enterprise communications and services provider in the United States while maintaining our strong, stable consumer business. Our goal is to generate solid and sustainable cash flow over time, and we return a significant portion of this cash flow to our stockholders through our current dividend practice.

  We believe that Adjusted Operating Income Before Depreciation and Amortization (Adjusted OIBDA) is the key measure of profitability that ensures our ability to generate solid and sustainable cash flow over the long-term, which is why we include Adjusted OIBDA as a key performance objective for our short-term and long-term incentive plans.

  Our 2013 compensation reflected our mixed operating results by paying short-term incentive payouts below target. Our stock price decline also impacted 2013 compensation by providing a lower value to executives upon vesting of their equity awards compared to their grant value. In addition, because our executives are required to own a significant amount of company stock, the value of our executive’s total stock holdings declined during the year.

     The Board of Directors values and encourages constructive dialogue on compensation and other important governance topics with Windstream’s stockholders, to whom it is ultimately accountable. The Board of Directors requests stockholder approval of Windstream’s overall executive compensation philosophy, policies and practices. Although your vote is advisory and will not be binding upon Windstream or the Board of Directors, nor will it create or imply any change in the fiduciary duties of Windstream or the Board of Directors, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

     The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2015 annual meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 3
AMENDMENT AND RE-APPROVAL OF THE
WINDSTREAM 2006 EQUITY INCENTIVE PLAN

     Our stockholders are being asked to approve an amendment to the Windstream 2006 Equity Incentive Plan (as amended, the “Equity Plan”) to (i) extend the term of the Equity Plan through February 12, 2019, and (ii) increase the maximum number of shares authorized for issuance or delivery under the Equity Plan from 20,000,000 to 35,000,000 shares, representing a net increase of 15,000,000 shares. A copy of the Equity Plan is attached as Appendix A to this proxy statement.

     Additionally, stockholders are being asked to re-approve the performance goals set forth in the Equity Plan to allow us to structure incentive compensation that preserves our tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer. Section 162(m) provides an exception to this limitation for performance-based compensation, the material terms of which have been approved by a corporation’s stockholders at least every five years. To that end, approval of the Amendment also will constitute approval of the performance objectives upon which qualified performance-based awards may be based (as further described below under the heading “Management Objectives”), the annual maximum limits per individual (as further described below under the heading “Individual Limits”), and the eligible employees (as further described below under the heading “Eligible Participants”).

     Upon recommendation of the Compensation Committee, the Board of Directors has approved the Amendment.

Description of the Equity Plan

     The Equity Plan was first approved by stockholders in 2006, was amended on January 1, 2008, was amended and restated effective February 17, 2010, was assumed by Windstream Holdings in August 2013, and was amended and restated, subject to stockholder approval, as applicable, effective February 12, 2014. The following description of the Equity Plan is qualified in its entirety by reference to the applicable provisions of the Equity Plan in Appendix A.

     Purpose. The purpose of the Equity Plan is to attract, retain and motivate employees and directors and to provide long-term incentives to employees and directors to better align their interests with the long-term interests of our stockholders.

     Shares Authorized for Issuance. Subject to adjustment as provided for in the Equity Plan, the maximum number of shares authorized for issuance or delivery under the Equity Plan is 20,000,000. As of December 31, 2013, 4,819,043 shares remained available for future grants under the Equity Plan. If the Amendment is approved by stockholders, the number of shares available for future grants will increase by 15,000,000.

     Individual Limits. In order to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, the Equity Plan imposes the following additional sub-limits: (i) no participant may be granted option rights and stock appreciation rights (“SARs”), in the aggregate, for more than 1,000,000 shares of Windstream common stock during any calendar year, (ii) no participant may be granted performance shares and restricted shares specifying management objectives (described below), in the aggregate, for more than 1,000,000 shares of Windstream common stock during any calendar year, and (iii) no participant may be granted performance units having an aggregate maximum value as of their date of grant in excess of $12,000,000 during any calendar year.

     Administration. The Board of Directors has delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. The Compensation Committee has complete and absolute authority to make any and all decisions regarding the administration of the Equity Plan, including the authority to construe and interpret the Equity Plan and awards granted thereunder. The Compensation Committee makes determinations such as to whom awards will be made, what type of awards will be made, how many shares will be subject to each grant, the duration and exercise price of stock options, vesting schedules, performance criteria, conditions upon which a grant may be forfeited, and any restriction, limitation, procedure or deferral related to a grant.

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     Term. The Equity Plan allows Windstream to make grants of stock options, SARs, restricted shares, restricted stock units, performance units, performance shares and other share-based awards to employees and non-employee directors through July 17, 2016. However, if the Amendment is approved by stockholders, Windstream would be allowed to make grants under the Equity Plan through February 12, 2019.

     Eligible Participants. All of the officers and other key employees of Windstream and its subsidiaries (or any person who has agreed to serve in such capacity) are eligible to participate in the Equity Plan as selected by the Compensation Committee in its discretion. In addition, non-employee directors of Windstream are eligible to participate in the Equity Plan as selected by the Compensation Committee in its discretion. During the last fiscal year, 652 employees and eight non-employee directors were selected by the Compensation Committee to receive awards under the Equity Plan.

     Types of Awards. The Equity Plan permits awards of a variety of equity-based incentives, including options rights, SARs, performance shares and performance units, restricted stock, restricted stock units (“RSUs”), and other awards. Officers and other key employees may be granted each type of award available under the Equity Plan. Non-employee directors may be granted option rights, SARs, restricted shares, restricted stock units and other share-based awards, but are not eligible for grants of incentive stock options, performance shares or performance units. Since the Equity Plan was adopted in 2006, only time-based restricted stock or performance-based restricted stock or stock units have been granted under the Equity Plan to the Company’s directors, executive officers or other employees.

     Option Rights. The Compensation Committee may, in its discretion, award option rights to officers and other key employees of Windstream and its subsidiaries. Option rights granted to employees under the Equity Plan may be option rights that are intended to qualify as ISOs or option rights that are not intended to so qualify (i.e., non-qualified stock options) or combinations thereof.

     Option rights provide the right to purchase shares of Windstream common stock at a price not less than fair market value of the common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto).

     No option rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable, and may provide for the earlier exercise of such option rights in the event of a change in control of Windstream, retirement, death or disability of the optionee, or other similar transaction or event approved by the Compensation Committee.

     The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to Windstream of nonforfeitable, unrestricted shares of Windstream common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Compensation Committee may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of option rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Windstream common stock to which the exercise relates, or the payment of the option price in installments (although, in the case of executive officers and directors, these payment methods may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

     Any grant of option rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights. The Compensation Committee may, at the date of grant of any option rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price. Successive grants may be made to the same option holder regardless of whether option rights previously granted to him or her remain unexercised.

     Stock Appreciation Rights. The Compensation Committee may, in its discretion, award SARs to officers and other key employees of Windstream and its subsidiaries. SARs represent the right to receive from Windstream an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such SARs (not less than the fair market value per share of Windstream common stock on the date of grant) and the market value of the common stock on the date the SARs are exercised.

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     SARs can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem SARs may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing SARs must have a base price per appreciation right (not less than the fair market value of a share on the date of grant) and may not be exercisable more than ten years from the date of grant.

     Any grant of SARs may specify that the amount payable by Windstream on exercise of the appreciation right may be paid in cash, in shares of Windstream common stock or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Any grant of SARs may provide for the payment of dividend equivalents in the form of cash or shares of Windstream common stock paid on a current, deferred or contingent basis. Each grant must specify the period of continuous employment that is necessary before the SARs become exercisable, and may provide for the earlier exercise of such SARs in the event of a change in control of Windstream, retirement, death or disability of the employee, or other similar transaction or event approved by the Compensation Committee. Any grant of SARs may specify Management Objectives that must be achieved as a condition to exercise such rights.

     Performance Shares and Performance Units. The Compensation Committee may, in its discretion, award performance shares and/or performance units to officers and other key employees of Windstream and its subsidiaries. A performance share is the equivalent of one share of Windstream common stock and a performance unit is the equivalent of $1.00.

     The participant will be given one or more Management Objectives to meet within a specified period (the “performance period”). A minimum level of acceptable achievement will also be established by the Compensation Committee. If by the end of the performance period, the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the Management Objectives, but has attained or exceeded a predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, shares of Windstream common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of Windstream common stock on a current, deferred or contingent basis. The grant may also provide for the earlier termination of the performance period in the event of a change in control of Windstream, retirement, death or disability of the participant, or other similar transaction or event approved by the Compensation Committee.

     Restricted Shares. The Compensation Committee may, in its discretion, award restricted shares to officers and other key employees of Windstream and its subsidiaries. Restricted shares constitute an immediate transfer of ownership of a specified number of shares of Windstream common stock to the recipient in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in shares of Windstream common stock (unless otherwise determined by the Compensation Committee). The transfer may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of Windstream common stock on the date of grant.

     Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, for a period to be determined by the Compensation Committee on the date of the grant, and may provide for the earlier termination of the forfeiture provisions in the event of a change in control of Windstream, retirement, death or disability of the participant, or other similar transaction or event approved by the Compensation Committee. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

     Any grant of restricted shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

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     Restricted Stock Units. The Compensation Committee may, in its discretion, award restricted stock units to officers and other key employees of Windstream and its subsidiaries. Restricted stock units constitute an agreement to issue or deliver shares of Windstream common stock to the recipient in the future in consideration of the performance of services over a specified period, but subject to the fulfillment of such conditions as the Compensation Committee may specify.

     During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares of Windstream common stock covered by the restricted stock units, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the restricted stock units, in cash or shares of Windstream common stock, on a current, deferred or contingent basis. The Compensation Committee must fix a restriction period at the time of grant, and may provide for the earlier termination of the restriction period in the event of a change in control of Windstream, retirement, death or disability of the employee, or other similar transaction or event approved by the Compensation Committee. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share of Windstream common stock on the date of grant.

     Any grant of restricted shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     Other Awards. The Compensation Committee may, in its discretion and subject to limitations under applicable law, grant to officers and other key employees of Windstream and its subsidiaries other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Windstream common stock or factors that may influence the value of such shares (including, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for shares of Windstream common stock, or awards with value and payment contingent upon performance of Windstream or its subsidiaries or other factors determined by the Compensation Committee). The Compensation Committee will determine the terms and conditions of these awards. Shares of Windstream common stock issued or delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Cash awards, as an element of or supplement to any other award granted under the Equity Plan, may also be granted. The Compensation Committee may also grant shares of Windstream common stock as a bonus, or may grant other awards in lieu of obligations of Windstream or a subsidiary to pay cash or deliver other property under the Equity Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Compensation Committee.

     Management Objectives. The Equity Plan requires that the Compensation Committee establish measurable performance objective or objectives, or Management Objectives, for purposes of performance shares and performance units. When so determined by the Compensation Committee, option rights, SARs, restricted shares, and restricted stock units may also specify Management Objectives.

     Management Objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department, region or function within Windstream in which the participant is employed. Management Objectives may be made relative to the performance of other corporations. Management Objectives applicable to any award to a participant who is, or is determined by the Compensation Committee likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code (and that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code) will be limited to specified levels of one or more of the following criteria:

  revenues,

  weighted average revenue per unit,

  earnings from operations, operating income,

  earnings before or after interest and taxes,

  operating income before or after interest and taxes,
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  net income,

  cash flow,

  earnings per share,

  debt to capital ratio,

  economic value added,

  return on total capital,

  return on invested capital,

  return on equity,

  return on assets,

  total return to stockholders,

  earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items,

  operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items,

  return on investment,

  free cash flow,

  cash flow return on investment (discounted or otherwise),

  net cash provided by operations,

  cash flow in excess of cost of capital,

  operating margin,

  profit margin,

  contribution margin,

  stock price and/or

  strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

     Except in the case of a covered employee where such modification would result in the loss of an otherwise available exemption under Section 162(m) of the Code, if the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure of Windstream, or the manner in which we conduct our business, or other events or circumstances render the Management Objectives unsuitable, the Compensation Committee may modify such Management Objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

     Amendment. The Equity Plan may be amended by the Board of Directors or the Compensation Committee, but any amendment that must be approved by Windstream’s stockholders in order to comply with applicable laws or rules will not be effective unless and until such approval has been obtained. However, the Board of Directors or the Compensation Committee may amend the Equity Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.

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     Where the Compensation Committee has established conditions to the exercisability or retention of certain awards, the Equity Plan allows the Compensation Committee to take action in its sole discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of the death, disability or retirement of a participant.

     The Compensation Committee may not, without the further approval of Windstream’s stockholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. No option right or appreciation right may be cancelled and replaced with awards having a lower option price or base price, respectively, without further approval of our stockholders.

Tax Consequences to Participants

     Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a nonqualified option right is granted; (ii) at the time of exercise of the nonqualified option right ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Windstream common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Windstream common stock acquired pursuant to the exercise of the nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Windstream common stock are issued or delivered to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of Windstream common stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     SARs. No income will be recognized by a participant in connection with the grant of a tandem appreciation right or a free-standing appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Windstream common stock received on the exercise.

     Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Windstream common stock received.

     Restricted Shares. The recipient of restricted shares generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

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     Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Windstream common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares also will commence on such date.

     Other Share-Based Awards. The recipient of a share-based award other than an award described above generally will be subject to tax at ordinary income rates on the amount of cash and the fair market value of shares of Windstream common stock received under the share-based award, and the capital gains/loss holding period for such shares also will commence on the date of receipt.

     Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the Equity Plan and paid in cash or unrestricted shares of Windstream common stock will be taxed to the participant at ordinary income rates when received by the participant.

     Section 409A. The Equity Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights that comply with the terms of the Equity Plan are designed to be exempt from the application of Section 409A. Restricted stock units, performance shares, performance units and dividend equivalents granted under the Equity Plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or other applicable exception). If not exempt, it is intended that those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

     Because the tax consequences to a participant may vary depending on his or her individual circumstances, each participant should consult his or her personal tax advisor regarding the federal and any state, local, foreign or other consequences to him or her.

Historical Award Data

     The following table includes information regarding outstanding equity awards under the Equity Plan, shares currently available for future equity awards under the Equity Plan, and the total shares outstanding as of December 31, 2013 (all without giving effect to stockholder approval of this proposal). The closing market price of the Company’s common stock as reported by NASDAQ on that date was $7.98.

Total shares underlying outstanding options	0
Total shares underlying outstanding performance based restricted stock awards	0
Total shares underlying outstanding unvested PBRSUs	1,356,883
Total shares underlying outstanding unvested restricted stock awards	3,051,822
Total shares underlying outstanding unvested RSUs	0
Total shares currently available for grant	4,819,043
Total shares currently available for grant as full-value awards	3,319,043
Total shares of common stock outstanding	596,152,328

     Other Equity Incentive Plans. In addition to the Equity Plan, the Company is authorized to issue shares of common stock under the PAETEC Holding Corp. 2011 Omnibus Incentive Plan (the “PAETEC Plan”) to eligible participants who transferred to Windstream from PAETEC at the time of acquisition, which was assumed by the Company in connection with its acquisition of PAETEC in 2011. As of December 31, 2013, 2,610,174 shares remained available for future grants under the PAETEC Plan. Other than the Equity Plan and the PAETEC Plan, the Company does not maintain any equity compensation plans under which it may grant equity compensation.

     Potential Dilutive Effect of the Company’s Equity-Based Compensation Program. As of December 31, 2013, there were 4,819,043 shares remaining available for issuance under the Plan, 2,610,174 shares remaining available for issuance under the PAETEC Plan, and 6,066,783 shares subject to outstanding awards under these plans, representing 2.3% of outstanding Windstream Common Stock. If stockholders approve this proposal, the number authorized for

54	|

issuance under the Plan will increase by 15,000,000 shares, which will increase the total potential dilution to our outstanding common stock (as of December 31, 2013) from our equity-based compensation program from 2.3% to 4.8%.

     Share Utilization Rate. In fiscal years 2011, 2012 and 2013, the Company granted equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of approximately 1,833,541, 2,322,601, and 3,376,273 shares, respectively. These awards reflect a three-year average burn rate of 1.01%. The burn rate is calculated by dividing the number of shares subject to equity awards granted under equity plans during the period by the weighted-average number of shares outstanding during the period.

     Notwithstanding circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, and assuming stockholder approval of this proposal, the Board and Compensation Committee expect to continue to grant awards under the Equity Plan consistent with the Company’s historic share utilization rate. However, the amount and timing for future grants is not currently known, and the potentially dilutive effect and historic share utilization rate described above may not be indicative of the amount and timing of future grants.

Amendment to Increase the Number of Shares Available under the Equity Plan

     If stockholders approve this proposal, a total of 35,000,000 shares would be authorized for issuance under the Equity Plan, of which approximately 19,819,043 shares (4,819,043 shares available for grant under the Equity Plan as of December 31, 2013 plus the additional 15,000,000 shares requested under this proposal) would be available for new awards as of May 7, 2014. Based on a review of the Company’s historical practice, if this proposal is approved, the Board believes the shares available for grant under the Equity Plan will be sufficient to cover awards for the next three to five years.

     If the stockholders do not approve this proposal, the Equity Plan will continue in full force and effect, except that the existing number of authorized shares will not be increased. If stockholders do not approve this proposal, the Company expects to exhaust the existing reserve of shares authorized for issuance under the Equity Plan within the year. Without the additional shares, the Board believes its ability to attract and retain the most qualified employees may be greatly impaired.

Amendment to Extend Term of the Equity Plan

     If the stockholders approve this proposal, the term of the Equity Plan will be extended through February 12, 2019. If the stockholders do not approve this proposal, no awards may be granted under the Equity Plan after July 17, 2016.

Description of the Other Amendments

     Stockholders are only being asked to approve the increase in the number of shares available for issuance under the Equity Plan. The Equity Plan, however, includes other technical amendments that do not require stockholder approval which were effective upon the Compensation Committee’s approval on February 12, 2014, including an amendment to remove a sub-limit on the awards that can be granted in the form of restricted shares.

Re-approval of the Management Objectives

     As noted above, we are submitting to stockholders for re-approval of the material terms of the performance goals under the Equity Plan, including the annual maximum limits per individual, the eligible employees and the list of Management Objectives set forth above in the description of the Equity Plan. See “Individual Limits,” “Eligible Participants” and “Management Objectives.” Section 162(m) of the Code generally denies a corporation’s federal income tax deduction for compensation it pays to certain executive officers in excess of $1 million per year for each such officer, other than compensation that qualifies as “performance-based compensation.” To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be granted under the Equity Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations), satisfy the Equity Plan’s limit on the total number of shares that may be awarded or compensation paid to any one participant during any calendar year, and be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote.

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     We are asking stockholders to approve the material terms of the performance goals under the Equity Plan so that the awards under the Equity Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be tax deductible. By approving this proposal, the stockholders also will be approving the Equity Plan’s Management Objectives for purposes of Section 162(m) of the Code, and the list of Management Objectives will remain the list of stockholder-approved performance goals in accordance with the requirements of Section 162(m) of the Code.

Board Recommendation

     Equity-based compensation is an essential component of the total compensation offered to our employees, including our executive officers. Our equity-based compensation program is designed to provide long-term incentives, to better align the interests of executives with stockholders and to provide a retention incentive. The Board of Directors believes that our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our strategic objectives and that it is important to our continued success that Windstream have an adequate reserve of shares available for issuance or delivery for use in attracting, motivating and retaining qualified directors, officers and other key employees. As such, the Board of Directors believes this proposal, including re-approval of the performance goals under the Plan, is in the best interests of our stockholders and recommends that stockholders approve it.

New Plan Benefits

     Future awards under the Equity Plan are made at the discretion of the Compensation Committee and/or the Board. Therefore, at this time, the benefits that may be received by any participant or group of participants under the Equity Plan if our stockholders approve this proposal cannot be precisely determined. The table below reflects the value of equity-based awards granted to all executive officers as a group, all non-executive officer employees as a group, and all directors as a group in fiscal 2013 as of the date of each grant.

     These amounts reflect the Compensation Committee’s determination and do not reflect values calculated in accordance with FASB ASC topic 718.

	Number of Shares of Restricted Stock	Dollar Value ($)	Number of Performance-Based Restricted Stock Units	Dollar Value ($)
All current executive officers, as a group (7 persons)	245,158	$2,405,000	663,098	$6,504,991
All current non-executive officer employees, as a group	2,263,324	$21,682,343	123,599	$1,212,506
All directors as a group	81,544	$799,947	—	—

Securities Authorized for Issuance under Equity Compensation Plans

     The following table contains information about our common stock which may be issued under our existing equity compensation plans as of the end of fiscal 2013 as set forth in the Company’s Annual Report on Form 10-K:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans not approved by stockholders	2,374,633	7.76	2,610,174 (1)
Equity compensation plans approved by stockholders	—	—	4,819,043
Total	2,374,633	7.76	7,429,217

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____________________

(1)	Represents shares under the PAETEC Plan, which was approved by stockholders of PAETEC Holding Corp. prior to its merger with Windstream on December 1, 2011. This plan has not been approved by Windstream stockholders. Shares under the PAETEC Plan are only available for issuance to Windstream employees who were employees of PAETEC on December 1, 2011.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 3.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 4
AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
WINDSTREAM CORPORATION

     On August 30, 2013, our predecessor, Windstream Corporation, adopted a new holding company structure pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which permits the formation of a holding company structure without a vote of the stockholders of the constituent corporations. As part of this transaction, Windstream Corporation became a wholly-owned subsidiary of our current company, Windstream Holdings, Inc. (which is referred to in this Proxy Statement as “Windstream”). In connection with the holding company formation and pursuant to the requirements of Section 251(g), Windstream Corporation’s Amended and Restated Certificate of Incorporation was amended to include the following provision:

Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the DGCL or under this Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Windstream Holdings, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote as is required by the DGCL or this Certificate of Incorporation, as the case may be.

     It is uncommon in business organizations that operate in a holding company structure for the stockholders of the holding company to have direct voting rights as to matters that affect only subsidiaries of the holding company. Such voting rights could adversely impact the anticipated operational benefits of the holding company structure. For example, we are considering amending Windstream Corporation’s Amended and Restated Certificate of Incorporation to reduce the number of shares of its authorized capital stock in order to reduce its Delaware franchise tax. Further, it is possible in the future that we may wish to accomplish one or more internal reorganizations of our corporate structure that may involve a merger of Windstream Corporation with another subsidiary. These and similar events would have no impact on the stockholders of Windstream (except for cost savings and efficiencies to be gained) but would be substantially more cumbersome and costly if we had to seek approval of the stockholders of the holding company to effect them.

     Approval of this proposal would not impact our stockholders’ right to approve a merger, or sale of substantially all of the assets, of Windstream Corporation. Delaware law requires stockholder approval before a corporation can be a party to a merger or consolidation or sell all or substantially all of its assets. The only asset Windstream Holdings owns is the common stock of Windstream Corporation. Therefore, even if the proposed amendment to Windstream Corporation’s Amended and Restated Certificate of Incorporation is approved, the stockholders of Windstream Holdings would still have the right to vote on a proposed merger of Windstream Corporation with a third party or a sale of substantially all of its assets because such a transaction would constitute a sale of substantially all of the assets of Windstream Holdings.

     Therefore, in order to provide maximum flexibility and efficiency under the holding company structure that has been established, Windstream proposes to eliminate the above mentioned provision from Windstream Corporation’s Amended and Restated Certificate of Incorporation. The Board of Directors believes that the deletion of this provision of Windstream Corporation’s Amended and Restated Certificate of Incorporation will allow the Company to manage its entire organization more effectively. If this proposed amendment is approved by the stockholders of Windstream, we intend to promptly file an appropriate amendment to Windstream Corporation’s Amended and Restated Certificate of Incorporation with the State of Delaware.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 4.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 4
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 5
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

     The Windstream Board of Directors is asking stockholders to approve amendments to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (the “Windstream Certificate”) and the Amended and Restated Bylaws of Windstream Holdings, Inc. (the “Windstream Bylaws”) to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

     Background. The Windstream Certificate currently provides that special meetings of stockholders “may be called only by the Board of Directors.” The Windstream Board of Directors has carefully considered the implications of amending the Windstream Certificate to allow stockholders to call a special meeting of stockholders. The ability of stockholders to call special meetings is increasingly considered an important aspect of good corporate governance. The Board supports the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. After careful discussion and consideration, including feedback it has received from stockholders on this subject matter, the Windstream Board of Directors determined that it is consistent with best corporate governance practices and in the best interests of Windstream and our stockholders to amend the Windstream Certificate to permit stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders, subject to the conditions set forth in the Windstream Bylaws, as amended and described below.

     The Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. The Board believes that establishing a 20% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. For every special meeting, Windstream is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and certain employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders.

     Additionally, the proposed amendments would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A stockholder’s “net long position” is the amount of Windstream shares of common stock in which the stockholder holds a positive (also known as “long”) economic interest, reduced by the amount of Windstream shares of common stock which the stockholder holds a negative (also known as “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset their economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least one year helps to ensure that their economic interest in the Company’s affairs is more than transitory.

     Text and Legal Effect of Proposed Amendments. The proposed amendment to the Windstream Certificate would permit a special meeting to be called by the holders of record of at least 20% of Windstream’s outstanding common stock, subject to the procedures and other requirements as provided in the Windstream Bylaws. Under the proposed amendments to the Windstream Bylaws, a special meeting may be called upon the request of stockholders under the following circumstances:

  Subject to the notice, information and other requirements set forth in the Windstream Bylaws, a special meeting of stockholders may be called upon receipt by Windstream’s Corporate Secretary of a written request from one or more stockholders of record who have continuously held at least a 20% “net long position” of our outstanding common stock for at least one year prior to the date such request is delivered to Windstream’s Corporate Secretary.
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  Each written request must be signed by the requesting stockholder(s) and must include information concerning both the requesting stockholder(s) and the business proposed to be brought before the special meeting, similar in some respects to the information currently required by the Windstream Bylaws with respect to presenting stockholder business at annual meetings.

  Each requesting stockholder must also include documentary evidence as to whether such stockholder meets the ownership requirements discussed above.

  Requesting stockholders must update and supplement their requests so that the information previously provided to Windstream is true and correct as of the record date.

  The Board would be entitled to submit its own proposal or proposals for consideration at the special meeting.

  Upon receipt of a valid stockholder request to call a special meeting, the Windstream Board of Directors must set the meeting within 90 days.

     The proposed amendments to the Windstream Bylaws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period and to prevent duplicative and unnecessary stockholder meetings. For example, Windstream will not be required to call a special meeting if the special meeting request relates to an item that is not a proper subject for stockholder action under applicable law or if the request is delivered during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the earlier of the next annual meeting or 30 days after the first anniversary of the immediately preceding annual meeting. If a requesting stockholder does not comply with the requirements and conditions provided for in the proposed amendments to the Windstream Bylaws, a special meeting request will be deemed ineffective and will not be accepted by the Company.

     The summary of the proposed amendments to the Windstream Certificate and Windstream Bylaws set forth above is qualified in its entirety to the text of the proposed amendments, which are attached as Appendix B to this Proxy Statement. Additions of text to the Windstream Certificate and Windstream Bylaws contained in Appendix B are indicated by underlining and text that will be deleted is stricken through.

     Vote Requirement. The affirmative vote of the holders of at least 66 2/3% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 5. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed corresponding amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the corresponding amendments to the Windstream Bylaws will become effective and stockholders will not be permitted to request a special meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 5.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE

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PROPOSAL NO. 6
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

     The Windstream Board of Directors has recommended that our stockholders amend the Windstream Certificate and the Windstream Bylaws to eliminate the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws.

     Background. At the 2013 Annual Meeting of Stockholders, stockholders approved a stockholder proposal requesting the Windstream Board of Directors “take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.” As a result, the Windstream Board of Directors evaluated, as it has on numerous occasions before, the voting requirements imposed by the Windstream Certificate and Windstream Bylaws to ensure that they are in the best interests of Windstream and its stockholders. In evaluating the current voting requirements, the Board:

  re-examined the various arguments for and against the current voting standards imposed by the Windstream Certificate and Windstream Bylaws;

  discussed with management the results of conversations with several of Windstream’s largest stockholders regarding their perspective on this matter; and

  reviewed trends and best practices in corporate governance, as well as the corporate governance practices and policies of a number of other public corporations.

     In this regard, the Board determined that the current voting requirements imposed by the Windstream Certificate and Windstream Bylaws are designed to ensure that interests of all stockholders are fully protected by requiring that certain extraordinary matters and fundamental changes to corporate governance receive the support of a broad consensus of Windstream’s stockholders, which the Board believes protects all stockholders against self-interested actions by one or a few large stockholders. However, the Board recognized that there are different perspectives on this matter and compelling arguments for the elimination of super-majority approval standards, including growing sentiment that the elimination of such provisions increases a board’s accountability to stockholders and provides stockholders greater ability to participate in the corporate governance of a company. The Board also reviewed the governance policies of a number of corporations and determined that although many still include super-majority voting provisions, an increasing number of companies are beginning to view such a voting requirement as overly burdensome and inconsistent with principles of good corporate governance.

     For these reasons, and in light of the approval of the stockholder proposal at the 2013 Annual Meeting of Stockholders, our Board believes it is in the best interests of our stockholders to eliminate the super-majority voting provisions from the Windstream Certificate and Windstream Bylaws. As discussed in greater detail below, each of the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws govern the amendment of certain provisions of the Windstream Certificate and Windstream Bylaws regarding important corporate governance matters. If this proposal is approved by stockholders, any future amendment to these provisions of the Windstream Certificate and Windstream Bylaws by our stockholders will require the approval of a majority of the outstanding shares of Windstream common stock, the same standard required to amend all other provisions of the Windstream Certificate and Windstream Bylaws. Notwithstanding elimination of the super-majority voting provisions, any amendment to the Windstream Certificate will also require approval of the Board as is required by the DGCL, and the Board’s ability to make, alter, amend, change, add to or repeal the Windstream Bylaws will not be affected.

     Current Voting Requirements. Article Seven of the Windstream Certificate requires the approval of the holders of at least 66 2/3% of Windstream’s outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Bylaws governing (1) substantive and procedural requirements regarding bringing business before an annual meeting, (2) the number, election and term of office of the Board of Directors, (3) the filling of vacancies on the Board of Directors, (4) the procedural requirements for the nomination of directors, and (5) amendment of the Windstream Bylaws.

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     Article Eleven of the Windstream Certificate requires the approval of the holders of at least 66 2/3% of our outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Certificate governing (1) limits on the liability of Windstream’s directors, (2) the provision of indemnification for its directors and officers, (3) prohibitions on stockholders’ ability to act by written consent and to call special meetings, (4) amendment of the Windstream Certificate, and (5) Windstream’s election to be governed by Section 203 of the DGCL.

     Text and Legal Effect of Proposed Amendments. Approval of this Proposal No. 6 will result in the following changes to the Windstream Certificate:

  The super-majority voting provisions in Article Seven of the Windstream Certificate will be eliminated, thereby reducing the required vote for amendment, alteration, change or repeal of all provisions of the Windstream Bylaws to an affirmative vote of a majority of the outstanding shares of Windstream common stock entitled to vote on such amendment, alteration, change or repeal, which is the current standard required for amendments to the Windstream Bylaws generally. The Board believes that amending a corporation’s bylaws is a fundamental corporate action that should receive a broad consensus of its stockholders to ensure that the interests of all stockholders are fully protected. Accordingly, the Board believes that retaining the general voting standard for amending the Windstream Bylaws (i.e., a majority of outstanding shares) is in the best interests of Windstream’s stockholders.

  Articles Eleven of the Windstream Certificate will be repealed, thereby reducing the required vote for amendment, alternation, change or repeal of all provisions of the Windstream Certificate to an affirmative vote of a majority of the outstanding shares of Windstream common stock, which is the lowest approval standard permitted by the DGCL.

     Article VII of the Windstream Bylaws is identical to Article Seven of the Windstream Certificate in that it requires the approval of the holders of at least 66 2/3% of Windstream’s outstanding common stock to amend, alter, change or repeal the bylaw provisions listed above. The Board has approved a conforming amendment to Article VII of the Windstream Bylaws, and stockholder approval of this Proposal No. 6 will constitute approval of the conforming amendment to the Windstream Bylaws.

     The summary of the proposed amendments to Articles Seven and Eleven of the Windstream Certificate and Article VII of the Windstream Bylaws set forth above is qualified in its entirety to the text of the proposed amendments, which are attached as Appendix C to this Proxy Statement. Additions of text to the Windstream Certificate and Windstream Bylaws contained in Appendix C are indicated by underlining and text that will be deleted is stricken through.

     Vote Requirement. The affirmative vote of the holders of at least 66 2/3% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 6. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed conforming amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the conforming amendments to the Windstream Bylaws will become effective and the super-majority voting provisions will remain in effect.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 6.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 6
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 7
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

     The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to audit Windstream’s consolidated financial statements for the fiscal year ending December 31, 2014. Windstream is submitting to the stockholders for ratification at the Annual Meeting the selection of PwC as Windstream’s independent registered public accountant for 2014, although neither the Board of Directors nor its Audit Committee maintains a policy requiring Windstream to seek stockholder ratification of the independent accountant selection. PwC served as Windstream’s independent registered public accountant in connection with the audits of the 2012 and 2013 fiscal years. Information regarding PwC’s fees for 2012 and 2013 is provided below. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     If the stockholders fail to ratify the appointment of PwC as Windstream’s independent registered public accountant, the Board will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Windstream and its stockholders.

     Audit and Non-Audit Fees. Aggregate fees for professional services rendered by PwC for the years ended December 31, 2013 and 2012 were:

In thousands	2013	2012
Audit Fees (a)	$3,523	3,201
Audit-Related Fees (b)	24	61
Tax Fees (c)	76	298
All Other Fees (d)	52	2
Total	$3,675	3,562

(a)	Audit fees includes fees for the annual audit and quarterly reviews of the consolidated financial statements as well as attestation reports required by statute or regulation, comfort letters and consents in respect to Securities and Exchange Commission filings, and accounting and financial reporting consultations. The increase in 2013 audit fees is due to comfort letters and consents in respect to Securities and Exchange Commission filings and accounting consultations required to perform an audit in accordance with Generally Accepted Auditing Standards.

(b)	Audit-related fees are comprised of assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported under “Audit Fees.” Excluded from the 2013 and 2012 amounts are $33,150 and $31,000, respectively, paid by the Windstream Pension Plan Trust for the audit of the Windstream Pension Plan. Also excluded from the 2013 amount is $23,750 paid directly by the Windstream 401(k) Plan for the 2012 audit.

(c)	Tax fees are principally comprised of fees for tax consulting services provided by PwC. The 2012 fees were higher than 2013 primarily due to work performed in 2012 in connection with a study of acquisition costs and net operating losses related to the PAETEC acquisition.

(d)	All other fees are comprised of fees which cannot be associated with the categories previously noted. The increase in 2013 “all other fees” is primarily due to an external quality assessment of Windstream’s internal audit department.

     In making its determination regarding the independence of PwC, the Audit Committee considered whether the provision of the services covered herein regarding “Audit-related fees,” “Tax fees” and “All other fees” was compatible with maintaining such independence. All services to be performed for Windstream by PwC must be pre-approved by the Audit Committee or a designated member of the Audit Committee pursuant to the Committee’s Pre-Approval Policies and Procedures. The Audit Committee’s pre-approval policy provides that Windstream may engage PwC for non-audit services (i) only if such services are not prohibited from being performed by PwC under the Sarbanes-Oxley Act of 2002 or any other applicable law or regulation and (ii) if such services are tax-related services, such services are one or more of the following tax-related services: tax return preparation and review; advice on income tax, tax accounting, sales/use tax, excise tax and other miscellaneous tax matters; tax advice

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and implementation assistance on restructurings, mergers and acquisition matters and other tax strategies. The pre-approval policy provides that the Audit Committee, or any individual member of the Audit Committee who has been designated with authority to pre-approve audit or non-audit services to be performed by PwC, must pre-approve the engagement of PwC to perform such non-audit services, and any request for approval for PwC to perform a permitted non-audit service must be accompanied by a discussion of the reasons why PwC should be engaged to perform the services. None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 7.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 7
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 8
STOCKHOLDER PROPOSAL TITLED:
Prohibition of Accelerated Vesting of Equity Awards

     The stockholder proposal, which follows, is a verbatim submission by the Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund (who has notified Windstream that it is the beneficial owner of Windstream Common Stock valued at more than $2,000), whose address is 900 Seventh Street, N.W., Washington, D.C. 20001, for consideration by Windstream stockholders. All statements contained in the proposal are the sole responsibility of the Fund.

Stockholder Proposal

     Resolved: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Committee may determine.

     For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

Supporting Statement

     Windstream Corporation (the “Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with a senior executive’s performance.

     According to last year’s proxy statement, a termination without cause or an voluntary termination with good reason at the end of the 2011 fiscal year could have accelerated the vesting of $17.5 million worth of long-term equity to Windstream’s five senior executives, with Mr. Gardner, the President and CEO, entitled to $9.3 million out of a total personal severance package worth $17.4 million.

     In this regard, we note that Windstream uses a “double trigger” mechanism to determine eligibility for accelerated vesting: (1) There must a change of control, which can occur as defined in the plan or agreement, and (2) Employment is terminated without cause or voluntarily for “good reason” as defined in the plan.

     We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

     We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

     Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards.

     We urge you to vote FOR this proposal.

Board of Directors’ Statement In Opposition

     This proposal seeks to eliminate acceleration of vesting of any equity award upon a change in control of the Company. Windstream stockholders rejected a similar stockholder proposal from this proponent at each of the 2013 and 2012 Annual Meetings.

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     Windstream maintains an equity-based compensation program for executive officers that is designed to provide long-term incentives, to better align the interests of executives with stockholders, and to provide a retention incentive. For the reasons outlined below, we believe this proposal would conflict with and potentially undermine these objectives of our equity-based compensation program.

     We believe the following design features of our equity compensation program adequately address the concerns raised by the proponent and render adoption of the proposal unnecessary:

  As stated in the proposal, all awards to senior executives have a double-trigger vesting provision, which means vesting does not occur unless both (1) the change-in-control transaction is consummated and (2) the executive’s employment is terminated following the transaction. Additionally, the first trigger is tied to consummation (and not signing or stockholder approval) of a change-in-control transaction;

  No awards vest unless the executive’s position is eliminated in a qualified manner (i.e., termination by the company without cause, or resignation by the executive for good reason);

  No awards contain a window period provision that vest the award if the executive resigns within a specified time period following closing of a change-in-control transaction; and

  Our change-in-control agreements with executive officers limit the amount of all change-in-control severance benefits (including the value of any unvested equity awards) so that they do not exceed the applicable limit under 280G of the Internal Revenue Code, and no executives are eligible for gross-up or reimbursement of any excise taxes.

     Windstream believes that it is appropriate for equity-based compensation to vest under this qualified double-trigger framework because, in most change-in-control transactions, senior executive positions of the target company are eliminated as duplicative following the closing of the transaction. As a result of these alternative scenarios, if compensation programs are not properly designed, the risk of loss of a substantial portion of executive compensation can discourage management from pursuing the best alternatives for creating long-term value for stockholders, including a potential change-of-control transaction, while encouraging pursuit of alternatives more likely to result in longer term employment of the executive team. Due to this potential conflict, we believe that well-designed change-in-control arrangements are an important measure to align management’s interests with stockholders. The conflict is potentially greater at Windstream due to the substantial amount of merger and acquisition activity that occurs in our sector, as well as Windstream’s practice of allocating a substantial percentage of each executive’s annual total direct compensation to equity compensation.

     One unintended consequence of adopting the proposal would be to undermine the retention incentive of equity awards, as management would face the prospect of forfeiture of all or a substantial portion of their equity awards in the event of a change-in-control. The need for this retention incentive is heightened during the pendency of a change-in-control, as a target company needs a motivated executive team to continue to operate the business during the period between signing and closing. The need for this retention incentive is especially great in Windstream’s industry due to the significant time periods that can elapse before obtaining regulatory approvals for a transaction. We note that none of the companies cited by the proponent as adopting its proposal is a company operating in Windstream’s sector, and adoption of this policy could disadvantage Windstream within its sector.

     If Windstream were to pursue a change-in-control transaction, the Board of Directors would choose such alternative in the belief that it was the best path for creating long-term value for Windstream stockholders. Under those circumstances, the Board does not believe it is appropriate, or in the best interest of our stockholders for the reasons discussed above, for senior management to forfeit their unvested equity awards that represent a significant portion of their total annual compensation.

     For these reasons, Windstream believes that this proposal is unnecessary and undesirable and could have adverse consequences for stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“AGAINST” PROPOSAL NO. 8.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST”
PROPOSAL NO. 8 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 9
STOCKHOLDER PROPOSAL TITLED:
Right to Act by Written Consent

     The stockholder proposal, which follows, is a verbatim submission by Kenneth Steiner (who has notified Windstream that he is the beneficial owner of Windstream Common Stock valued at more than $2,000), whose address is 14 Stoner Ave., 2M, Great Neck, NY 11021, for consideration by Windstream stockholders. All statements therein are the sole responsibility of the Mr. Steiner.

Stockholder Proposal

     Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

     Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

     This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings.

     A previous shareholder proposal was approved over the Windstream board’s opposition with 52% support from shareholders. It called for Windstream to change its charter and bylaws so that all proposals will require a simple majority vote of shareholders rather than the supermajority that certain changes currently require. Our CEO Jeffrey Gardner said our board would begin working on implementation of the change at its August meeting and would put specific changes to the shareholders for a vote next spring - according to Arkansas Business, May 8, 2013.

     This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

    GMI Ratings, an independent investment research firm rated our company D for its executive pay. Windstream could give long-term incentive pay to our CEO for below-median performance. Unvested equity pay would not lapse upon CEO termination. Our company had not incorporated links to environmental or social performance in its current incentive pay policies and there was the potential for excessive golden parachutes.

     Our Chairman, Jeffrey Hinson, was potentially over-committed with seats on 4 company boards. Not one independent director had general expertise in risk management. GMI said there were forensic accounting ratios related to asset-liability valuation that had extreme values either relative to industry peers or to our company’s own history. GMI rated Windstream as having Very Aggressive Accounting & Governance Risk. This indicated higher accounting and governance risk than 97% of companies.

     Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent - Proposal 9

Board of Directors’ Statement in Opposition

     The Windstream Certificate specifically prohibits stockholder action by written consent. The Board strongly believes that important matters should be the subject of stockholder meetings, which provide the opportunity for discussion and interaction among the Company’s stockholders so that all points of view may be considered prior to a vote. Because stockholder action by written consent does not require advance notice or communication to all stockholders, it would deprive stockholders of the opportunity to discuss, deliberate and vote on pending stockholder actions, thereby causing the disenfranchisement of potentially significant numbers of stockholders, and may prevent

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stockholders from receiving accurate and complete information on important pending actions. Currently, any matter that Windstream or its stockholders wishes to present for a stockholder vote must be noticed in advance and presented at a meeting of stockholders. This allows all stockholders to consider, discuss and vote on pending stockholder actions. In contrast, the written consent proposal at issue would permit owners of a bare majority of shares with no fiduciary duties to other stockholders to initiate action with no prior notice either to the other stockholders or to the Company, and without giving all stockholders an opportunity to participate and consider arguments for and against any action, including the Company’s position.

     As stated above, the Board believes that important matters should be the subject of stockholder meetings because it gives all stockholders the ability to consider the matter. To that end, the Board has approved, subject to stockholder approval at the Annual Meeting, amendments to the Windstream Certificate and Windstream Bylaws to permit stockholders holding 20% or more of our outstanding common stock to call a special meeting. See Proposal No. 5. The Board believes that enabling stockholders to call special meetings obviates the need to permit stockholder action by written consent by providing a means for stockholders to raise important matters outside of the normal annual meeting cycle, while also allowing all stockholders to take part in extraordinary events affecting the Company. In other words, if a matter is of such importance that it must be addressed before the next annual meeting, the Board believes that a special meeting of stockholders is the channel best suited to ensure that all stockholders have the opportunity to vote on the matter, which the Board believes is in best interests of Windstream and our stockholders. Accordingly, the Board recommends that stockholders vote in support of Proposal No. 5 and AGAINST this proposal.

     The Board also opposes this proposal because action by written consent can occur with little or no advance notice to the Company, minority stockholders and the market. As a result, the Board may not have a meaningful opportunity to consider the merits of the proposed action, to consider alternative courses of action or to communicate its views to stockholders. For example, hostile or insurgent stockholders have relied on consent solicitations as a coercive tool to threaten or fundamentally change companies without providing all stockholders with notice or an opportunity to be engaged in the consideration of such changes at a stockholders meeting.

     Furthermore, giving stockholders the right to act by written consent in lieu of a meeting can expose the Company to numerous consent solicitations which would force the Company to incur significant expense and cause disruption to its operations.

     The proposal’s supporting statement also comments on a stockholder proposal that was approved at the 2013 annual meeting. In response to this vote and after obtaining the views of several large institutional stockholders on this topic, the Board has implemented “majority of votes cast” as our general voting standard and has recommended Proposal No. 6 to eliminate “super-majority voting” requirements. In an effort to ensure stockholder approval of this Proposal No. 6, we have implemented measures to increase voter participation including an interactive shareholder forum and stratified distribution of proxy materials by delivering “full set” voting materials to our larger shareholders. We believe these efforts demonstrate our responsiveness to our stockholder’s interests and concerns.

     The proposal’s supporting statement also makes a number of negative statements regarding our corporate governance practices. Despite the suggestions of this proponent to the contrary, the Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board of Directors and management accountability and helps build public trust in the company. Highlights of our strong corporate governance profile include the following factors:

  8 out of 9 director nominees are independent;

  Roles of Chairman and CEO are separate;

  Our Chairman is independent;

  We have a director resignation policy for directors who fail to receive majority of votes cast.

     Our stockholders have confirmed their support for our strong corporate governance profile by electing our current slate of directors by a vote in excess of 98 % of votes cast at the 2013 annual meeting.

     In summary, the Board does not believe that adoption of this proposal would be in the best interests of the Company’s stockholders.

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Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“AGAINST” PROPOSAL NO. 9.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST”
PROPOSAL NO. 9 UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

     Stockholders who intend to present proposals at the 2015 Annual Meeting of Stockholders, and who wish to have those proposals included in Windstream’s proxy statement for the 2015 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, no later than November 25, 2014. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Windstream’s 2015 Annual Meeting. Notice of stockholder proposals to be raised from the floor of the 2015 Annual Meeting of Stockholders outside of Rule 14a-8 must be received by the Corporate Secretary by not earlier than the close of business on January 7, 2015 and not later than the close of business on February 6, 2015.

RELATIONSHIPS AND CERTAIN TRANSACTIONS

     Windstream has adopted a written policy for the review and approval of related party transactions. The Governance Committee is responsible for the review and approval of transactions covered by the policy, although transactions can also be approved by the dis-interested members of the Board of Directors.

     Under the policy and subject to the exceptions noted below, the Governance Committee or the Board must approve any transaction in which Windstream is a participant, the amount involved equals or exceeds $120,000, and the transaction is required to be disclosed under SEC rules regarding related party transactions. To be approved, the transaction must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party or is otherwise determined to be fair and in the best interests of Windstream. The persons covered by the policy are Windstream’s directors, director nominees, and executive officers, immediate family members of any of the foregoing, and any entity that is controlled by any of the foregoing persons.

     During 2013, Windstream engaged Touchwood Technologies of Little Rock, Arkansas to perform information technology consulting services including website development and email fulfillment and paid Touchwood approximately $207,978 for these services. The brother of John Eichler, who is Vice President-Controller and an executive officer of Windstream, was an employee with Touchwood through September 2013 and performed services for Touchwood on engagements with Windstream. John Eichler has had no involvement in Windstream’s relationship with Touchwood or Windstream’s procurement decisions for this vendor. Windstream believes that the engagements with Touchwood are on market terms that are comparable or more favorable to those that could be obtained in arm’s length dealings with unrelated third parties. The Governance Committee of the Board of Directors approved the terms of the Touchwood engagement for 2013 in accordance with Windstream’s procedure for the review and approval of related party transactions involving officers.

     Except for the foregoing, there were no commercial transactions between related parties and Windstream that required disclosure in this proxy statement.

     Transactions covered by the policy do not include the provision of services, the sale of products or other transactions conducted by Windstream in the ordinary course of business and on terms generally available to employees or customers. Covered transactions also do not include an employment or service relationship involving a director or executive officer and any related compensation resulting from that relationship that is approved by Windstream’s Compensation Committee or is disclosed in the proxy statement pursuant to the SEC’s executive compensation rules. Additionally, covered transactions do not include employment relationships of immediate family members of executive officers as long as the immediate family member is not also an executive officer and is not related to the Chief Executive Officer or a director. Any employment relationships with immediate family members of executive officers that are not subject to the policy require the approval of the Chief Executive Officer. The Governance Committee also receives an annual report disclosing the terms of all related party transactions including transactions that do not require pre-approval by the Committee. The following is a summary of certain employment relationships occurring during 2013 involving Windstream, certain of its executive officers and certain members of their immediate family. Windstream believes the terms of the following employment relationships are comparable to terms that would have been reached by unrelated parties in arm’s-length transaction.

     David Martin is the brother-in-law of Brent Whittington, who is Chief Operating Officer and an executive officer of Windstream. Mr. Martin served as a Vice President – Direct Sales for Windstream during 2013. For 2013, Windstream paid Mr. Martin total compensation of $249,430, comprised of salary, commissions, the value of restricted stock granted during 2013, Company contribution to the Windstream 401K plan, and Windstream’s portion of healthcare premiums.

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     Andrew Einhorn is the brother of Eric Einhorn, who is Senior Vice President-Government Affairs and an executive officer of Windstream. Andrew Einhorn served as an Account Executive – Interconnect-ISG during 2013. For 2013, Windstream paid Andrew Einhorn total compensation of $116,382, comprised of salary, commissions, the value of restricted stock granted during 2013, Company contribution to the Windstream 401K plan, and Windstream’s portion of healthcare premiums.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Windstream’s directors and executive officers, and persons who own more than ten percent of Windstream’s Common Stock, to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of that Common Stock. To Windstream’s knowledge, based solely upon a review of copies of reports provided by those individuals to Windstream and written representations of those individuals that no other reports were required with respect to the year ended December 31, 2013, Windstream believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met.

ANNUAL REPORT

     The 2013 Annual Report accompanies this proxy statement, which incorporates a copy of Windstream’s 2013 Form 10-K report, including the consolidated financial statements and the financial statement schedules thereto.

     For stockholders who elect to receive proxy materials by mail and not electronic delivery, only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to such stockholders who share an address, unless Windstream has received contrary instructions from one or more of the stockholders. Windstream will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any stockholder at a shared address to which a single copy of those documents has been delivered by mail upon the written or oral request from that stockholder to Windstream at the address provided below or by calling (501) 748-7000. Any stockholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate distribution by mail of Windstream’s proxy statement and Annual Report in the future and stockholders sharing an address and receiving by mail multiple copies of Windstream’s proxy statement and Annual Report who wish to share a single copy of those documents in the future should also notify Windstream at: Investor Relations, Windstream Corporation, 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

OTHER MATTERS

     The management and the Board of Directors of Windstream do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

     Windstream will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of Windstream, personally or by telephone or electronic means. In the event the management of Windstream deems it advisable, Windstream may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by Windstream, in the event of such an engagement, likely would not exceed $20,000. Windstream will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with applicable regulations.

     The material referred to in this Proxy Statement under the caption “Audit Committee Report” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

Dated: March 25, 2014	By Order of the Board of Directors,
John P. Fletcher,
Secretary

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Appendix A

WINDSTREAM
2006 EQUITY INCENTIVE PLAN
(as amended and restated effective February ~~17, 2010~~12, 2014)

     1. Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate directors, officers and other key employees of Windstream Holdings, Inc. (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution. The Plan ~~became~~was originally adopted by Windstream Corporation effective July 17, 2006, and was subsequently amended as of January 1, 2008~~.~~, and amended and restated effective as of February 17, 2010. The Plan was subsequently assumed by the Company effective August 30, 2013 as part of a holding company formation in which Windstream Corporation became a wholly-owned subsidiary of the Company.

     The Plan is hereby amended and restated ~~effective~~ as of February ~~17, 2010 as set forth herein~~12, 2014, subject to the approval of our stockholders at the ~~2010~~2014 annual meeting.

     2. Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

     “Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under this Plan.

     “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

     “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

     “Board” means the Board of Directors of the Company.

     “Change in Control” means if at any time any of the following events shall have occurred (except as may be otherwise prescribed by the Board in an Evidence of Award):

          a. The acquisition by any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this definition, any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph c. below shall not be deemed to result in a Change in Control;

          b. Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          c. The consummation of a reorganization, merger or consolidation or sale or other disposition of more than fifty percent (50%) of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without

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limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

          d. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Common Shares” means shares of common stock, par value $0.0001, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

     “Company” means Windstream ~~Corporation~~Holdings, Inc. and its successors.

     “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

     “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Restricted Stock Units, or awards granted under Section 10 of this Plan shall become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

     “Director” means a member of the Board.

     “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Stock Units, or awards granted under Section 10 of this Plan. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

     “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

     “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

     “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and Restricted Stock Units pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code shall be based on specified levels of or growth in one or more of the following criteria: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total

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return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

     “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Board.

     “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.

     “Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

     “Option Price” means the purchase price payable on exercise of an Option Right.

     “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

     “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within 90 days of the Date of Grant, and shall also include each Non-Employee Director who receives an award of Option Rights, Appreciation Rights, Restricted Shares, Restricted Stock Units or any awards under Section 10 of this Plan.

     “Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

     “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 6 of this Plan.

     “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

     “Plan” means this Windstream 2006 Equity Incentive Plan, as amended from time to time.

     “Restricted Shares” means Common Shares granted or sold pursuant to Section 7 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

     “Restricted Stock Units” means an award of the right to receive Common Shares at the end of a specified Restriction Period made pursuant to Section 8 or Section 9 of this Plan.

     “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of this Plan.

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     “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the per share Option Price or per share Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

     “Subsidiary” means a corporation, company or other entity which is designated by the Board and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that (i) for purposes of determining whether any person may be a Participant with respect to any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law; and (ii) for purposes of determining whether any person may be a Participant with respect to any grant of Option Rights or Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of 409A of the Code).

     “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

     3. Shares Available Under the Plan.

          a. Subject to adjustment as provided in Section 12 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, (iii) in payment of Restricted Stock Units, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) as awards to Non-Employee Directors, (vi) in payment of awards granted under Section 10 of this Plan or (vii) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate ~~20~~35,000,000 Common Shares, plus any shares relating to awards that expire or are forfeited or are cancelled. Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any award granted under the Plan, any Common Shares that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate Plan limit described above; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate Plan limit described above; and (D) all Common Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Common Shares, and whether or not Common Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          b. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

          c. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000 Common Shares; and (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 1,000,000 Common Shares during any calendar year~~; and (iii) the number of Restricted Shares and shares issued under Restricted Stock Units (after taking forfeitures into account) shall not exceed, in the aggregate, 10,000,000 Common Shares.~~.

          d. Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of (i) Performance Shares, Restricted Shares or Restricted Stock Units that specify Management Objectives, in the aggregate, for more than 1,000,000 Common Shares or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $12,000,000.

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     4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          a. Each grant shall specify the number of Common Shares to which it pertains.

          b. Each grant shall specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

          c. Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, on such basis as the Board may determine, (iii) in any other legal consideration that the Board may deem appropriate, on such basis as the Board may determine, or (iv) by a combination of such methods of payment.

          d. To the extent permitted by law, any grant may provide for (i) deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates; (ii) payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board; or (iii) any combination of such methods.

          e. Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          f. Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control, retirement, death or disability of the Optionee or other similar transaction or event as approved by the Board.

          g. Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          h. Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) “nonqualified stock options” that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code on the Date of Grant.

          i. The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

          j. No Option Right shall be exercisable more than 10 years from the Date of Grant.

          k. Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

          l. The Board may, at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

     5. Appreciation Rights.

          a. The Board may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Board, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

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          b. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

               (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

               (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

               (iii) Each grant shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Right or installments thereof will become exercisable and may provide for the earlier exercise of such Appreciation Rights in the event of a Change in Control, retirement, death or disability of the Participant or other similar transaction or event as approved by the Board.

               (iv) Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

               (v) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

          c. Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

          d. Regarding Free-Standing Appreciation Rights only:

               (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall not be less than the Market Value per Share on the Date of Grant;

               (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

               (iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

          e. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

     6. Performance Units and Performance Shares. The Board may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          a. Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          b. The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time commencing with the Date of Grant as shall be determined by the Board at the time of grant. Each grant may provide for the earlier lapse or other modification of such Performance Period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

          c. Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or

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above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Board must determine that the Management Objectives have been satisfied.

          d. Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

          e. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

          f. Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

          g. The Board may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

     7. Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          a. Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (unless otherwise determined by the Board), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          c. Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

          d. Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          e. Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          g. Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

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     8. Restricted Stock Units. The Board may also authorize the grant or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

          a. Each such grant or sale shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

          b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          c. Each such grant or sale shall be subject to a Restriction Period as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Board.

          d. Any grant of Restricted Stock Units may specify Management Objectives that, if achieved, will result in termination or early termination of the Restriction Period applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          e. During the Restriction Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Board may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

          f. Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Board may approve.

     9. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights under Section 4 of this Plan or Appreciation Rights under Section 5 of this Plan, and may also authorize the grant or sale of Restricted Shares under Section 7 of this Plan, Restricted Stock Units under Section 8 of this Plan or other awards under Section 10 of this Plan, or any combination of the foregoing.

     10. Other Awards.

          a. The Board is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

          b. Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of this Plan.

          c. The Board is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

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     11. Transferability.

          a. Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

          b. The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.

     12. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Restricted Stock Units and share-based awards described in Section 10 of this Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. In no event shall any adjustment be required under this Section 12 if the Board determines that such action could cause an award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding award.

     13. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. Withholding Taxes. The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Board, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Board from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as

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having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

     16. Administration of the Plan.

          a. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee (or a subcommittee thereof), or such other committee as designated by the Board performing similar functions as required by the listing standards of the ~~New York~~NASDAQ Global Stock ~~Exchange, as constituted from time to time~~Market. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such committee or subcommittee. A majority of the committee (or subcommittee) shall constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the committee (or subcommittee).

          b. The interpretation and construction by the Board of any provision of this Plan or of any Evidence of Award and any determination by the Board pursuant to any provision of this Plan or of any such Evidence of Award shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

          c. To the extent permitted by applicable law, the Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. To the extent permitted by applicable law, the Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.

     17. Amendments and Other Matters.

          a. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the ~~New York~~NASDAQ Global Stock ~~Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted~~Market, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions which are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

          b. The Board shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right or Appreciation Right shall be cancelled and replaced with awards having a lower Option Price or Base Price, respectively, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

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          c. The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

          d. The Board may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          e. If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

          f. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

          g. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

          h. Subject to Section 20, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

          i. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          j. This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

          k. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     18. Compliance with Section 409A of the Code. Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the Evidence of Award shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Evidence of Award (unless the Evidence of Award provides otherwise with specific

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reference to this Section), an award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan. Any reference in this Plan to Section 409A of the Code will also include the applicable proposed, temporary or final regulations, or any other guidance, issued with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     19. Applicable Laws. The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Board determines may be required.

     20. Termination. No grant shall be made under this Plan more than 5 years after the effective date of this amendment of February 12, 2014, on which this Plan is first approved by the Board, but all grants effective on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

END OF DOCUMENT

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Appendix B

PROPOSAL NO. 5

AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

Proposed Amendment to the Windstream Certificate

ARTICLE
Ten

     For so long as any security of the Company is registered under Section 12 of the Securities Exchange Act of 1934: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; and (ii) special meetings of stockholders of the Corporation may be called only by (A) the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or (B) holders of record of at least 20% aggregate of the outstanding capital stock of the Corporation, subject to the procedures and other requirements as provided in the Bylaws of the Corporation.

Corresponding Amendments to the Windstream Bylaws

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2. Special Meetings.

     (a) Subject to this Section 2 of Article II, ~~S~~special meetings of the stockholders may only be called in the manner provided in ARTICLE TEN of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     (b) Subject to this Section 2(b) and other applicable provisions of these Bylaws, a special meeting of stockholders shall be called by the secretary of the Corporation upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the NASDAQ Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or

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will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2(b) and related provisions of these Bylaws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

     (c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 11 of these Bylaws, and, (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article III, Section 4 of these Bylaws. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 2 in accordance with the requirements of Article II, Section 11 and Article III, Section 4 of these Bylaws. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.

     (d) In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within 60 days of the delivery to the secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

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     (e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

     (f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, or (ii) the Special Meeting Request(s) (A) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (B) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (C) do not comply with the provisions of this Section 2. The procedures set forth in this Section 2 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.

     (g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 2 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation’s notice given pursuant to this Section 2; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the stockholders additional matters to be considered at any Stockholder Requested Special Meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice, or notice by electronic transmission, stating the place, if any, date, time, if applicable, the means of remote communications and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or, as provided below, by means of electronic transmission, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice shall be deemed to be delivered if mailed when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be deemed to be delivered (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For purposes of these Bylaws, “electronic transmission” means any

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form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present at any meeting, the affirmative vote of a majority of votes cast on a subject matter at such meeting shall be the act of the stockholders on such matter, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

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Section 11. Business Brought Before an Annual Meeting.

     (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder actions, and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or Stockholder Associated Person therefrom, (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any Stockholder Associated Person, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation.

     (b) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person directly or indirectly controlling, controlled by or under common control with, or directly or indirectly acting in concert with, such stockholder and (ii) any beneficial owner of shares of stock of the Corporation owned of record or otherwise by such stockholder.

     (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~.

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     (d) Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, clause (a) of this Section 11 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 2), and the only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Section 4 of these Bylaws.

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Appendix C

PROPOSAL NO. 6
AMENDMENTS TO THE WINDSTREAM CERTIFICATE TO
ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

Proposed Amendments to the Windstream Certificate

ARTICLE
Seven

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend, alter, change or repeal the Bylaws of the Corporation. Any amendment, alteration, change or repeal of the Corporation’s Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal~~; provided, however, that Section 11 of ARTICLE TWO and Sections 2, 3, and 4 of ARTICLE THREE and ARTICLE SEVEN of the Corporation’s Bylaws shall not be amended, altered, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal~~.

ARTICLE
Eleven

     [RESERVED]~~Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to amend, alter, change or repeal ARTICLES EIGHT, TEN or THIRTEEN hereof, or this ARTICLE ELEVEN, or any provision thereof or hereof.~~

Conforming Amendment to the Windstream Bylaws

ARTICLE VII

AMENDMENTS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such alteration or repeal~~; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, and 4 of ARTICLE III and this ARTICLE VII of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal~~.

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WINDSTREAM HOLDINGS, INC. 4001 N. RODNEY PARHAM ROAD LITTLE ROCK, AR 72212
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/win
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M70239-P49485	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

WINDSTREAM HOLDINGS INC.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Carol B. Armitage	☐	☐	☐

	1b.	Samuel E. Beall, III	☐	☐	☐

	1c.	Dennis E. Foster	☐	☐	☐

	1d.	Francis X. Frantz	☐	☐	☐

	1e.	Jeffery R. Gardner	☐	☐	☐

	1f.	Jeffrey T. Hinson	☐	☐	☐

	1g.	Judy K. Jones	☐	☐	☐

	1h.	William A. Montgomery	☐	☐	☐

	1i.	Alan L. Wells	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To vote on an advisory (non-binding) resolution on executive compensation.	☐	☐	☐

3.	To approve an amendment to the Windstream Equity Incentive Plan to increase the authorized shares by 15,000,000 and to re-approve the Plan's performance goals.	☐	☐	☐

4.	To approve an amendment to the Certificate of Incorporation of Windstream Corporation to eliminate certain voting provisions.	☐	☐	☐

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc., to enable stockholders to call special meetings under certain circumstances.	☐	☐	☐

6.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc., to eliminate super-majority provisions.	☐	☐	☐

7.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2014.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

8.	Stockholder Proposal - Prohibition on Accelerated Vesting of Equity Awards.	☐	☐	☐

9.	Stockholder Proposal - Right to Act by Written Consent.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, 2013 Annual Report and Form 10-K are available at www.proxyvote.com.

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
M70240-P49485

Proxy — Windstream Holdings, Inc.

Notice of 2014 Annual Meeting of Stockholders
Wednesday, May 7, 2014
11:00 a.m. local time
The Capital Hotel
111 West Markham Street
Little Rock, Arkansas 72201

This Proxy is Solicited on Behalf of the by the Board of Directors for the Annual Meeting of Stockholders on May 7, 2014.

The undersigned hereby appoints Jeffery R. Gardner, Anthony W. Thomas and John P. Fletcher, or either of them, with full power of substitution, as proxies and attorneys-in-fact with the power of substitution to represent the undersigned and to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on May 7, 2014, and at any postponements or adjournments thereof, in accordance with and as more fully described in the Notice of 2014 Annual Meeting of Stockholders and the Proxy Statement, receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5, 6, 7 and "AGAINST" Proposals 8 and 9.

Continued and to be signed on reverse side